Exhibit 10.10.(l)

RESOLUTION OF

THE WEST VIRGINIA ECONOMIC DEVELOPMENT AUTHORITY

AUTHORIZING ASSISTANCE FOR

THE MANUFACTURING FACILITY OF

AMERICAN WOODMARK CORPORATION IN

HARDY COUNTY, WEST VIRGINIA

WHEREAS, the West Virginia Economic Development Authority Act, being Chapter 31, Article 15 of the Code of West Virginia 1931, as amended (the “Act”), authorizes and provides for the formation of a public economic development authority, i.e., the West Virginia Economic Development Authority (the “Authority”), to promote, assist, encourage, develop and advance the business prosperity and economic welfare of the State of West Virginia (the “State”) in conjunction with industrial development agencies and other governmental entities, to encourage and assist in the location of new business and industry, to stimulate and assist in the expansion of all kinds of business activity which will tend to promote the business development and maintain the economic stability of this State, to provide maximum opportunities for employment, to encourage thrift and improve the standard of living of the citizens of this State, and to cooperate and act in conjunction with other organizations, public or private, the objects of which are the promotion and advancement of industrial, commercial, tourist or manufacturing developments in this State;

WHEREAS, the Act further authorizes the Authority to make direct loans and to purchase, lease, assign or sell property and rights in property to carry out any of its enumerated purposes under the Act;

WHEREAS, the Act further authorizes the Authority to accept gifts or grants of property, funds, money or services from any person, corporation or governmental unit, to carry out the terms and provisions of gifts or grants, and to do any and all things necessary, useful, desirable or convenient in connection with the procuring, acceptance or disposition of gifts or grants;

WHEREAS, American Woodmark Corporation or its affiliated companies (the “Company”) intend to purchase an approximately 40 acre site at the Robert C. Byrd Industrial Park in Baker, Hardy County, West Virginia, on which the Company shall develop, construct and operate a state-of-the-art manufacturing facility (the “Facility”);

WHEREAS, the Company shall acquire certain equipment, machinery and other personal property (the “Equipment”), and install the Equipment at the Facility for its manufacturing operations (the Facility and Equipment are hereinafter collectively referred to as the “Project”);

WHEREAS, the Project is anticipated to create a substantial number of construction jobs and permanent jobs in Hardy County, West Virginia, and the surrounding areas;

WHEREAS, the Company, the Authority, the West Virginia Development Office, the Hardy County Rural Development Authority (“RDA”), and the County Commission of Hardy County have entered into that certain Binding Memorandum of Understanding dated November 7, 2003 (the “MOU”), in which these parties have established their mutual understandings with regard to the development and completion of the Project;

WHEREAS, the Authority has agreed to provide financial assistance as a portion of the incentives for the Project in a manner consistent with its obligations in the MOU; and

WHEREAS, the Authority has determined that its assistance with the Project will help relieve unemployment, establish a balanced economy, and promote the gainful employment and general welfare of the citizens of the State in Hardy County and surrounding areas and, in assisting with such Project, the Authority will be acting in furtherance of its public purposes as authorized by the Act.

NOW, THEREFORE, BE IT RESOLVED, by the Authority as follows:

Section 1. That the Authority is authorized to provide financial assistance to the Company for the Project in an amount not to exceed the aggregate sum of $10,000,000.00 that may be used by the Authority either as permanent financing for the Project or to purchase Project assets and lease them to the Company, under such terms and conditions as the Executive Director of the Authority shall determine, in his sole discretion, are consistent with the Authority’s obligations under the MOU and in the best interests of the Authority.

Section 2. That the Authority is authorized to provide all or a portion of this financial assistance to the Company for the Project as either a direct loan for a part of the purchase price of the Facility, or to purchase the Facility and lease it to the Company for a term that, in either event, shall not exceed 20 years, and otherwise under such terms and conditions as the Executive Director of the Authority shall determine, in his sole discretion, are consistent with the Authority’s obligations under the MOU and in the best interests of the Authority.

Section 3. That the Authority is authorized to provide all or a portion of this financial assistance to the Company as either a direct loan for a part of the purchase price of the Equipment, or to purchase the Equipment and lease it to the Company for a term that, in either event, shall not exceed 10 years, and otherwise under such terms and conditions as the Executive Director of the Authority shall determine, in his sole discretion, are consistent with the Authority’s obligations under the MOU and in the best interests of the Authority.

Section 4. That as an additional part of the financial assistance for the Project, the Authority is authorized to accept and receive the assignment or other transfer of all or any part of a grant in the amount of $3,000,000.00 by the West Virginia Infrastructure and Jobs Development Council (the “Grant”) and use the proceeds of the Grant to pay for a portion of the

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cost of the Facility or Equipment for the Project under such terms and conditions as the Executive Director of the Authority shall determine, in his sole discretion, are consistent with the Authority’s obligations under the MOU and in the best interests of the Authority.

Section 5. That the Executive Director of the Authority is hereby authorized, empowered and directed to execute, deliver and perform for and on behalf of the Authority any and all loan agreements, intercreditor agreements, assignments, leases, bills of sale, purchase agreements and other documents as may be reasonably necessary to provide the financial assistance to the Company for the Project as contemplated by this Resolution.

Section 6. That the Executive Director of the Authority is hereby authorized, empowered and directed to execute, deliver and perform for and on behalf of the Authority any and all grant agreements, applications, certifications and other documents as may be reasonably necessary to accept and use the proceeds of the Grant for the Project as contemplated by this Resolution.

Section 7. That the Executive Director of the Authority is authorized to execute and deliver for and on behalf of the Authority any and all additional certificates, documents, bills of sale, contracts and other instruments, and to perform all other acts as he may deem reasonably necessary or appropriate in order to implement and carry out the intent and purposes of this Resolution.

Section 8. That the provisions of this Resolution are hereby declared to be separable, and, if any section, phrase or provision shall for any reason be declared to be invalid, such declaration shall not affect the validity of the remainder of the sections, phrases or provisions, and, if any section, phrase or provision shall for any reason be declared to be invalid, such declaration shall not affect the validity of the remainder of the sections, phrases or provisions of this Resolution.

Section 9. That all acts and deeds of any officer or agent of the Authority which are consistent with and in furtherance of the purposes and intent of this Resolution are hereby ratified, confirmed and made the acts and deeds of the Authority.

Section 10. That all resolutions and orders, or parts thereof, in conflict with the provisions of this Resolution are hereby repealed, to the extent of such conflict.

Section 11. That the Authority hereby finds and determines that all formal actions relative to the adoption of this Resolution were taken in an open meeting of the Authority and that all deliberations of the Authority which resulted in formal action were taken in meetings open to the public, in full compliance with applicable legal requirements.

Section 12. That the Authority shall cause the Company to reimburse the Authority for all fees and expenses incurred by the Authority in connection with this transaction, including, without limitation, reasonable attorney’s fees.

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Section 13. That publication in the West Virginia Register of the notice for the regularly scheduled meeting at which this Resolution was adopted by the Authority’s Board is deemed sufficient availability to the news media as contemplated by Procedural Rule 117-2-3.5 of the Authority.

Adopted by the West Virginia Economic Development Authority, a public corporation, at its regularly scheduled, monthly Board meeting held in Charleston, West Virginia, on March 18, 2004.

WEST VIRGINIA
ECONOMIC DEVELOPMENT AUTHORITY

By:
Chairman

ATTEST:

By:
Secretary

[SEAL]

299929

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BILL OF SALE

THIS BILL OF SALE made and effective June 30, 2004, by AMERICAN WOODMARK CORPORATION, a Virginia corporation (“Seller”), to the WEST VIRGINIA ECONOMIC DEVELOPMENT AUTHORITY, a West Virginia public corporation (“Buyer”).

W I T N E S S T H:

NOW, THEREFORE, IN CONSIDERATION of the sum of $10,000,000.00, the receipt and sufficiency of which are hereby acknowledged, Seller does hereby SELL, ASSIGN, CONVEY and DELIVER to Buyer all of Seller’s right, title and interest in and to the manufacturing equipment, machinery and other personal property located in the Seller’s manufacturing facility at the Robert C. Byrd Industrial Park in Moorefield, Hardy County, West Virginia, which equipment, machinery and other personal property is more particularly identified in Exhibit A attached hereto and made a part hereof (collectively, the “Equipment”).

The sale of the Equipment is made on an “AS IS, WHERE IS” basis, and Seller makes NO EXPRESS OR IMPLIED WARRANTIES, INCLUDING, WITHOUT LIMITATION, WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, OR ANY OTHER WARRANTY, REGARDING THE CONDITION OR USE OF THE EQUIPMENT; provided, however, that Seller does hereby represent and warrant to Buyer that Seller has good and marketable title to the Equipment which is free and clear of all liens, encumbrances and claims of any type whatsoever.

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Seller acknowledges that it shall be responsible for all sales or excise taxes and assessments, if any, imposed by any governmental entity upon this transfer of the Equipment or the proceeds of this sale by Seller to Buyer.

IN WITNESS WHEREOF, American Woodmark Corporation has caused this Bill of Sale to be executed by its duly authorized officer as of the date first above written.

AMERICAN WOODMARK CORPORATION,
a Virginia corporation

By:
Glenn E. Eanes
Its Vice President and Treasurer

308856

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EXHIBIT A TO BILL OF SALE

LIST OF EQUIPMENT

VENDOR	TYPE OF EQUIPMENT	PO#	PO AMOUNT	EQUIPMENT ARRIVAL DATE	AMOUNT DUE UPON ARRIVAL	INVOICE ATTACHED	CHECK ATTACHED	PACKING SLIP ATTACHED
3K Machinery	Frame Press	658161	$6,500.00	05/18/04	$4,550.00			YES
3K Machinery	Frame Press	666886	$6,500.00	05/18/04	$4,800.00
3K Machinery	Air Filter	704716	$27,250.00	06/28/04	$22,250.00

Alley-Cassetty Companies	Yard Tractor	679260	$56,401.00	05/20/04	$56,401.00	YES	YES	YES

Alliance Material Handling	Production Fork Lifts/Batteries/Chargers	697650	$69,598.58	06/25/04	$69,598.58
Alliance Material Handling	Mitsubishi 8000 lb Lift	698082	$27,930.32	06/28/04	$27,930.32
Alliance Material Handling	Scissors Lift	701482	$13,276.23	06/28/04	$13,276.23
Alliance Material Handling	Lift-Master Telescopic Jib Crane	708498	$609.30	06/14/04	$609.30

American Moistening	Humidification System	693065	$160,325.00	06/28/04	$95,040.00

Converyor Handling	Molder Infeed Conveyor System	641955	$20,550.00	05/05/04	$20,550.00
Converyor Handling	DET Downstacker Outfeed Conveyor System	643129	$20,400.00	03/09/04	$20,400.00
Converyor Handling	Insert Panel Feeder Infeed Conveyor System	643130	$18,725.00	05/05/04	$18,725.00
Converyor Handling	Door Assembly Stacker Conveyor System	659978	$32,700.00	05/05/04	$32,700.00
Converyor Handling	Molder Infeed Conveyor System	678269	$81,600.00	06/14/04	$65,280.00
Converyor Handling	DET Downstacker Conveyor System	678276	$40,200.00	06/14/04	$32,160.00
Converyor Handling	Door Panel Feeder Infeed Conveyor System	678278	$18,950.00	06/23/04	$15,160.00
Converyor Handling	Hz/Vt Queue Conveyors	678279	$57,755.00	06/14/04	$46,204.00
Converyor Handling	Door Line Queue Conveyor System	678282	$120,000.00	06/08/04	$96,000.00
Converyor Handling	Door Line Outfeed Conveyor System	678287	$19,500.00	06/08/04	$15,600.00
Converyor Handling	Uprights/Beams/Wire Decks/Lags	679116	$74,166.00	06/08/04	$78,202.00
Converyor Handling	Transfer Carts & Turntable	693069	$31,500.00	06/25/04	$25,200.00
Converyor Handling	Door Line System Drag Chain Transfer Conveyor	693532	$38,750.00	06/25/04	$31,000.00
Converyor Handling	Panel Saw Area Conveyor Lift Table/Carts	693535	$11,760.00	06/29/04	$9,408.00
Converyor Handling	Transfer Cart	693555	$2,975.00	06/30/04	$2,380.00
Converyor Handling	Powered Hytrol Transfer Cart	694643	$28,000.00	06/30/04	$22,400.00
Converyor Handling	Gravity Conveyor w/Angle End Stops	697434	$9,450.00	06/08/04	$7,560.00
Converyor Handling	Door Line Queue Conveyor System	697440	$58,000.00	06/18/04	$46,400.00
Converyor Handling	Frame Flow Racking System	699560	$52,614.00	06/25/04	$42,091.20
Converyor Handling	Frame Machine Infeed/Outfeed Conveyor System	702564	$176,000.00		$140,800.00
Converyor Handling	Frame Machine Infeed/Outfeed Conveyor System	702570	$73,000.00		$58,400.00
Converyor Handling	Frame Assembly Conveyor System/Carts	710461	$54,000.00		$10,800.00

Costa & Grissom Machinery	Costa Cross Grain Three Head Sander	650309	$185,000.00	05/19/04	$46,250.00	YES	YES	YES
Costa & Grissom Machinery	Costa Brush Sanding Machine	654214	$105,000.00	05/19/04	$26,250.00	YES	YES	YES

Creative Automation	Molder to DET Transfer	632713	$688,500.00	06/25/04	$172,125.00
Creative Automation	Molder Feeder System	632714	$494,900.00	06/25/04	$123,725.00

Cresswood - Div of Dunrite	Wood Grinder	686992	$57,540.00	06/25/04	$28,770.00

Danckaert Woodworking	DET Cope Machine	636916	$280,099.00	06/18/04	$70,025.00
Danckaert Woodworking	DET Cope Machine	636917	$280,099.00	06/18/04	$70,025.00
Danckaert Woodworking	Celaschi Trim Machine	636918	$109,180.00	06/18/04	$27,295.00
Danckaert Woodworking	DET Face Frame Machine	636921	$145,490.00	06/18/04	$36,372.00

Document Solutions	Minolta Copier	687003	$17,300.00	05/11/04	$18,338.00

Flamex, Inc.	Flamex Spark Detection	704064	$59,920.00	06/09/04	$59,920.00

Foust Metal Works	Dust Collection	676144	$677,000.00	06/30/04	$101,550.00
Foust Metal Works	Exhaust Fans	679121	$63,400.00	05/20/04	$47,550.00
Foust Metal Works	Silo Unloader Dust Relay	706633	$25,600.00	06/25/04	$19,200.00

Gulf Express, Inc.	Electric Golf Cars - Maintenance Travel	701475	$8,800.00	05/27/04	$9,328.00
Gulf Express, Inc.	Non-Marking Tires for Electric Golf Cars	708966	$1,080.00	06/10/04	$1,216.00

Hermance & Strouse, Inc.	Dust Table w/Pulse Filter	695927	$14,700.00	06/28/04	$14,700.00

Hurst Boiler & Welding	Wood Waste Boiler & Natural Gas/Oil Boiler	674316	$649,320.00	06/21/04	$292,194.00

Ingersoll-Rand Company	Compressed Air System - Dryers/Compressors	697443	$185,231.00	05/14/04	$90,006.55

Inopak, Inc.	Automatic Cobra Stretch Wrap System	683397	$42,750.00	06/25/04	$21,375.00

Koch	Koch Trim End Bore & Dowel Machine	634073	$1,689,304.00	05/06/04	$506,791.20	YES
Koch	Automation for 5 Dowel & Style Machines	642024	$1,028,000.00	05/06/04	$308,400.00	YES	YES
Koch	Additional Equipment for Koch Drilling Parts	655377	$98,500.00	05/06/04	$24,625.00	YES
Koch	Safety Controls for Automated Machines	687081	$46,500.00	05/06/04	$11,625.00	YES

Kropp Equipment	Telescope Man Lift	695931	$13,650.00	05/26/04	$13,650.00

Mineral Fab	Frame Assembly Tables	659535	$8,250.00	05/18/04	$2,062.50
Mineral Fab	Roller Dollys	687492	$7,140.00	05/04/04	$7,140.00
Mineral Fab	Shop Tables	703591	$2,400.00	05/03/04	$2,400.00
Mineral Fab	Glue Boxes for Frame Assembly Table	707933	$1,050.00	06/23/04	$1,050.00

Orbis Corporation	Door Tote Boxes	681962	$350.00	04/28/04	$350.00
Orbis Corporation	Four Drop Door Tote Box - Molder Box	710124	$25,760.00	06/28/04	$25,760.00

Pattern Systems Int’l, Inc.	Panel Saw Software	707946	$5,820.00	05/28/04	$5,820.00

Petersburg Fire Extinguisher	Fire Extinguishers	703595	$9,034.65	05/25/04	$9,034.65

Pruitt Machinery	Molders	681014	$234,000.00	05/19/04	$93,600.00	YES	YES	YES

Schelling America	Panel Saw	663319	$99,500.00	05/21/04	$64,675.00	YES		YES

Shenandoah Engineering	Robots	655355	$569,700.00	06/01/04	$33,540.00
Shenandoah Engineering	Robots	655358	$253,300.00	06/01/04	$9,645.00
Shenandoah Engineering	Robot Change	694025	$1,105.00	06/25/04	$1,105.00
Shenandoah Engineering	Change of Conveyor	694027	$5,990.00	06/18/04	$5,990.00
Shenandoah Engineering	Change to Infeed Conveyors to Door Assembly Cell	710610	$22,000.00	06/11/04	$22,000.00

Sollenbergers Silos Corp	Dust Storage Poured Concrete Silo	680114	$120,152.00		$16,652.00

Systech Handling	Panel Feeding System for Door Assembly	631434	$126,695.00	06/28/04	$12,547.00
Systech Handling	Panel Feeding System for Door Assembly	631440	$126,695.00	06/11/04	$12,547.00
Systech Handling	Automatic Door Assembly Machine	631441	$313,750.00	06/11/04	$31,375.00
Systech Handling	Automatic Door Assembly Machine	631445	$313,750.00	06/28/04	$31,375.00
Systech Handling	Controls for Conveyor Infeed System	697469	$5,950.00	06/16/04	$5,950.00
Systech Handling	Controls for Conveyor Infeed System	708667	$5,950.00	06/16/04	$5,950.00
Systech Handling	Tooling Change for Pin Nailer	708969	$2,700.00	06/14/04	$2,700.00

Timesavers	Timesaver Sanders	648117	$793,935.00	06/11/04	$198,483.00
Timesavers	Change to 4 Head Sander	655450	$9,500.00	06/11/04	$9,500.00

Tri-Enda Corporation	Tri-enda Slave Pallet	713053	$14,645.00	06/28/04	$14,645.00

Trumbo Electric Inc.	Motor Control Center/Dust Collection Control Panel	708499	$34,950.00	06/25/04	$34,950.00

Water Works Water Treatment	Water Solftener System	706643	$38,000.00	06/30/04	$38,000.00

Waytek, Inc.	Scanning Equipment	699558	$22,229.45	05/14/04	$22,249.45

Winchester Equipment	Toyota Electric Fork Lifts/Batteries/Chargers	673959	$100,496.00	06/25/04	$100,496.00

			$11,650,645.53		$4,094,772.98

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EQUIPMENT LEASE

between

WEST VIRGINIA ECONOMIC DEVELOPMENT AUTHORITY

Lessor

and

AMERICAN WOODMARK CORPORATION

Lessee

June 30, 2004

8

ii

THIS EQUIPMENT LEASE (this “Lease”) made effective as of June 30, 2004, between WEST VIRGINIA ECONOMIC DEVELOPMENT AUTHORITY, a West Virginia public body corporate and government instrumentality, having its principal office at NorthGate Business Park, 160 Association Drive, Charleston, West Virginia 25311-1217 (the “Lessor” or “WVEDA”), and AMERICAN WOODMARK CORPORATION, a Virginia corporation, having its principal office at 3102 Shawnee Drive, Winchester, Virginia 22601 (the “Lessee”), sets forth the binding agreement of the parties.

W I T N E S S E T H:

WHEREAS, the West Virginia Economic Development Authority Act, being Chapter 31, Article 15 of the Code of West Virginia of 1931, as amended (the “Act”), authorizes and provides for the formation of a public economic development authority, i.e., the West Virginia Economic Development Authority, to promote, assist, encourage, develop and advance the business prosperity and economic welfare of the State; to encourage and assist in the location of new businesses and industry, to stimulate and assist in the expansion of all kinds of business activity which will tend to promote the business development and maintain the economic stability of this State, provide maximum opportunities for employment, encourage and improve the standard of living of the citizens of the State; to cooperate and act in conjunction with other organizations, public or private, the objects of which are the promotion and advancement of industrial, commercial, tourist or manufacturing developments in this State;

WHEREAS, the Act further authorizes the Lessor to acquire facilities and personal property and to lease or sell any of its property and facilities in connection with such business development activities; and

WHEREAS, the WVEDA, by resolutions adopted on March 18, 2004, agreed, inter alia, to purchase certain equipment, machinery and other personal property of the Lessee as more particularly hereinafter described, that is located at the Facility, as hereinafter defined, and to lease such equipment, machinery and other personal property to the Lessee for this project under the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the premises and mutual covenants set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1.

DEFINITIONS

As used herein, the meaning of terms shall be as follows:

“Abatements” shall have the meaning set forth in Section 5 hereof.

“Additions” shall mean any and all additional equipment placed or installed during the Lease term which shall be titled in the name of the Lessor, for use by the Lessee as part of its manufacturing operations at the Facility, subsequent to the Commencement Date.

“Alterations” shall mean alterations, modifications, additions, improvements and betterments of any kind to the Equipment other than normal day-to-day maintenance and repairs, but including, without limitation, all Additions.

“Applicable Law” shall mean any existing and future federal, state, county or local statute, law, ordinance, order, rule or regulation, or any judicial or administrative decree or decision now or hereafter issued in connection therewith, including, without limitation, all Environmental Laws.

“Basic Rent” shall mean, for any Payment Date, the Rent payable pursuant to Section 4(a) hereof.

“Casualty” shall mean any natural or man made occurrence that causes damage or destruction to all or any portion of the Facility or Equipment which materially interferes with its use or operation by Lessee.

“Commencement Date” shall mean the date hereof.

“Condemnation” shall mean an eminent domain or other condemnation proceeding by a federal, state, county or local governmental entity, or any political subdivision thereof, that takes or renders nonfunctional all or any portion of the Facility which materially interferes with its use or operation by Lessee.

“Default” shall mean an event which, after the giving of notice or lapse of time, or both, would constitute an Event of Default.

“Environmental Law” shall mean any federal, state or local statute, regulation or ordinance or any judicial or administrative decree or decision now or hereafter promulgated with respect to any “Hazardous Substance” (as hereinafter defined), drinking water, ground water, landfills, open dumps, storage tanks, underground storage tanks, solid waste, waste water, storm water runoff, waste emissions, or wells. Without limiting the generality of the foregoing, the term Environmental Law shall encompass each of the following statutes, as may be amended from time to time, and all regulations from time to time promulgated thereunder: the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (codified in scattered sections of 26 U.S.C., 33 U.S.C., 42 U.S.C. and 42 U.S.C. § 9601, et seq.); the Clean Water Act of 1977 (33 U.S.C. § 1251, et seq.); the Clean Air Act (42 U.S.C. § 7401,et seq .); the Resource Conservation and Recovery Act of 1976 (42 U.S.C. § 6901, et seq.); the Safe Drinking Water Act (21 U.S.C. § 349, 42 U.S.C. §§ 201 and 300f through 300j-9); the Toxic Substances Control Act (15 U.S.C. § 2601, et seq.); the West Virginia Water Pollution Control Act (W. Va. Code § 22-11-1, et seq.); the West Virginia Hazardous Waste Management Act (W. Va. Code § 22-18-1, et seq.); the West Virginia Solid Waste Management Act (W. Va. Code § 22-15-1, et seq.); the West Virginia Underground Storage Tank Act (W. Va. Code § 22-17-1, et seq.); the West Virginia Groundwater Protection Act (W. Va. Code § 22-12-1, et seq.); and the West Virginia Air Pollution Control Act (W. Va. Code § 22-5-1, et seq.).

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“Equipment” shall mean (i) all machinery, equipment, goods handling devices, hydraulic lifts, forklifts, conveyors, inspection and testing devices, motors, parts, instruments, appurtenances, accessories and other miscellaneous tools, parts and appliances of whatever nature which may from time to time be used to cut, fabricate, construct, assemble, handle, package, store and ship the products manufactured in the Facility as described in Exhibit B to this Lease; (ii) all computers, software, servers, analogue devices, digital devices, programmable controls and other computer related assets of whatever nature which may from time to time be affixed to, installed in or used at the Facility; (iii) all Replacement Parts and Items with respect thereto; and (iv) Additions.

“Event of Default” shall have the meaning set forth in Section 20 hereof.

“Event of Total Loss” with respect to the Equipment or the Facility shall mean any of the following events: (i) loss of all or substantially all of the Equipment or the Facility or of the use thereof due to theft, disappearance, destruction, defect or damage to the extent that repair is uneconomical to the Lessee or impossible, or renders all or substantially all of the Equipment or Facility permanently unfit for commercial operation for any reason whatsoever; (ii) any Casualty to the Equipment or Facility which results in an insurance settlement with respect to the Equipment or Facility on the basis of an actual or constructive total loss; (iii) any Condemnation of all or substantially all of the Equipment or the Facility; and (iv) any statute, rule, regulation, order or other action by any Governmental Authority having jurisdiction (including without limitation any Federal or State environmental protection agency) over the Equipment or Facility that prohibits the use of all or substantially all of the Equipment or the Facility in the normal course of business or declares all or substantially all of the Equipment or the Facility to be unfit for use, for a period of three consecutive months. The date of such Event of Total Loss shall be the date of such theft, disappearance, destruction, damage, Casualty or Condemnation and the date two months following the action of a government agency described in clause (iv) of the preceding sentence.

“Expiration Date” shall mean June 30, 2024.

“Facility” shall mean that certain newly constructed manufacturing facility comprising at least 250,000 square feet located on the approximately              acre tract of real property located at the Robert C. Byrd Industrial Park in the Town of Moorefield, Hardy County, West Virginia, as more fully described on Exhibit C, which is attached hereto and incorporated herein by reference.

“Governmental Authority” shall mean the United States, the State and any political subdivision thereof, and any agency, department, commission, board, bureau or instrumentality of any of them.

“Hazardous Substance” shall mean each and every element, compound, chemical mixture, petroleum and gas product, substance, contaminant, pollutant, including, without limitation, substances which are toxic, carcinogenic, ignitable, corrosive or otherwise dangerous to human, plant or animal health or well-being, and any other substance defined as a “hazardous substance,” “hazardous waste,” “hazardous material,” “toxic material,” “toxic waste,” or “special waste” under any Environmental Law and any other substance which by law requires special handling in its collection, storage, treatment or disposal.

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“Items” shall mean individual units of Equipment.

“Land” means, collectively, the real property as more particularly described in Exhibit C attached to this Lease, and incorporated herein by reference.

“Lease Balance” shall mean the outstanding aggregate balance of Basic Rent owed by Lessee to Lessor, excluding any future lease finance charges, in the amounts provided on the schedule attached hereto as Exhibit A, all unpaid Basic Rent and all unpaid Supplemental Rent due and owing by Lessee to Lessor as of the Purchase Date.

“Lease Term” shall mean the period beginning on the Commencement Date and ending on the Expiration Date, unless the Lease shall have been terminated earlier pursuant to the terms hereof.

“Parts” shall mean all parts, instruments, appurtenances, accessories and other miscellaneous equipment of whatever nature, which may from time to time be incorporated or installed in or attached to the Equipment or any portion thereof.

“Payment Date” shall mean each consecutive date that Rent is payable to Lessor as provided in Section 4(c).

“Payment Default” shall mean any event which constitutes, or with the passage of time or giving of notice or both would constitute, an Event of Default as defined under Section 20(a).

“Permitted Encumbrances” means and includes with respect to the Lessee: (i) in the case of real properties, easements, restrictions, exceptions, reservations or defects which, in the aggregate, do not interfere materially with the continued use of the Project for the purposes for which it is used and do not affect materially the value thereof; (ii) liens, if contested in good faith by appropriate proceedings as allowed pursuant to Section 9 of this Lease; (iii) pledges or deposits to secure obligations under Workers’ Compensation laws or similar legislation or to secure performance in connection with bids, tenders and contracts (other than contracts for the payment of borrowed money) to which the Lessee is a party; (iv) deposits to secure public or statutory obligations of the Lessee; (v) carriers’ or other like liens arising in the ordinary course of business, or deposits of cash or United States obligations to obtain the release of such liens or of mechanics’ or workmen’s liens; (vi) deposits to secure assurety or appeal bonds in proceedings to which the Lessee is a party; and (vii) such other encumbrances as may be consented to, from time to time, by the Lessor, and otherwise permissible under the Act, including, but not limited to, any pledge by the Lessee of its interest in and to the Equipment and other personalty comprising the Project to secure financing for its corporate purposes from third parties.

“Project” means, collectively, the Land, the Facility and the Equipment.

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“Purchase Date” shall mean the date on which Lessee exercises its right to purchase the Equipment pursuant to Sections 18(a) or 18(b) of this Lease, that shall occur on a regularly scheduled Payment Date.

“Release” shall mean any spilling, leaking, pumping, emitting, emptying, discharging, injecting, escaping, leaching, dumping, burying, abandoning, or disposing into the environment.

“Rent” shall mean all payments to be made by the Lessee pursuant to Section 4hereof.

“Replacement Parts or Items” shall have the meaning set forth in Section 10(c) hereof.

“State” means the State of West Virginia.

“Supplemental Rent” shall have the meaning set forth in Section 3(b).

“Term” shall have the meaning set forth in Section 3(c) hereof.

“Termination Date” shall have the meaning set forth in Sections 17(b), 18(a) and 18(b).

“Termination Notice” shall have the meaning set forth in Sections 17(a), 18(a) and 18(b).

SECTION 2.

LEASE OF EQUIPMENT

Subject to the terms and conditions hereof, the Lessor hereby agrees to lease, upon the Commencement Date, to the Lessee, and the Lessee hereby agrees to lease, upon the Commencement Date, from the Lessor, all of the Lessor’s right, title and interest in the Equipment.

SECTION 3.

LEASE OF EQUIPMENT AND TERM

(a) Lease of Equipment. Lessor hereby agrees to demise, lease and let to the Lessee hereunder for the Term all of the Lessor’s interest in the Equipment and any Additions which thereafter may be installed at the Facility.

(b) Acceptance of Equipment. Lessee hereby agrees to accept and lease from Lessor the Equipment and any Additions which thereafter may be installed at the Facility, subject to the terms and conditions of this Lease.

(c) Lease Term. The Term of this Lease shall begin on the Commencement Date and shall end on the Expiration Date (the “Term”) unless this Lease shall have been earlier surrendered or terminated pursuant to the terms hereof.

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SECTION 4.

RENT

(a) Basic Rent. During the Term, the Lessee shall pay Basic Rent on each date required under Section 3.3 of this Lease in the following amounts:

(i) commencing on September 1, 2004, and continuing thereafter on the 1st day of each of the next succeeding 21 months, Lessor shall make a payment of Basic Rent in the amounts shown on Exhibit A attached hereto; and

(ii) commencing on August 1, 2006, and continuing thereafter on the 1st day of each of the next succeeding 215 months, Lessor shall make a payment of Basic Rent in the amount of $55,183.07 per month.

(b) Supplemental Rent. The Lessee shall pay to the Lessor, as Supplemental Rent, on demand, to the extent permitted by Applicable Law, interest at the applicable rate on any installment of Rent not paid when due for the period during which the same shall be overdue, all reasonable costs and expenses incurred by Lessor with regard to this Lease, any indemnification amounts owed by Lessee to Lessor with regard to this Lease, any insurance proceeds payable to Lessor, any amounts provided by Lessor to finance Additions, and all other amounts owed by Lessee to Lessor pursuant to this Lease. The Lessee shall pay to the Lessor any and all Supplemental Rent promptly as the same shall become due and payable, pursuant to written notice from Lessor describing any Supplemental Rent due from Lessee, and if the Lessee fails to pay any Supplemental Rent, the Lessor shall have all rights, powers and remedies provided for herein or by law or equity or otherwise in the case of nonpayment of Basic Rent. The expiration or other termination of the Lessee’s obligations to pay Basic Rent hereunder shall not limit or modify the obligations of the Lessee with respect to Supplemental Rent.

(c) Method of Payment. Each payment of Rent shall be made by the Lessee to Lessor by wire transfer or in monthly installments due on or before the 1st day of each calendar month during the Term of this Lease commencing with September 1, 2004, and continuing on the 1st day of each consecutive month thereafter in funds consisting of lawful currency of the United States of America which shall be immediately available on the scheduled date when such payment shall be due, unless such scheduled date shall not be a business day, in which case such payment shall be made on the next succeeding business day unless the result of such extension would be to carry into another calendar month, in which case such payment shall be made on the immediately preceding business day.

(d) Fair Market Rental. The Lessor and the Lessee represent that the Rent payable hereunder constitutes a fair market rental for the lease of the Equipment pursuant to the terms hereof.

(e) No Deductions. All Rent, indemnities and other amounts payable by the Lessee hereunder shall be paid in full, free of any deductions or withholdings imposed by any Federal, State or local government or taxing authority in the United States of America. In the event that

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the Lessee is prohibited by any laws from making payments hereunder free of such deductions or withholdings, then the Lessee shall pay such additional amounts to the person entitled to receive such Rent, indemnities or other amounts payable by the Lessee hereunder as may be necessary in order that the actual amount received after such deduction or withholding, and after deduction or withholding or payment of any additional taxes or other charges due as a consequence of the payment of such additional amount shall equal the amount that would have been received if such deduction or withholding were not required.

SECTION 5.

NET LEASE

This Lease is a net lease, and the Lessee acknowledges and agrees that the Lessee’s obligation to pay all Rent and all other payment obligations hereunder, and the rights of the Lessor in and to such Rent and other payment obligations, shall be absolute and unconditional and shall not be subject to any abatement, reduction, set-off, defense, counterclaim or recoupment (“Abatements”) for any reason whatsoever, including, without limitation, Abatements due to any present or future claims of the Lessee against the Lessor under this Lease or against any other person or entity for whatever reason. Except as otherwise expressly provided herein, this Lease shall not terminate, neither shall the obligations of the Lessee be affected, by reason of (i) any defect in or damage to, or any loss or destruction of, the Equipment or any part thereof from whatsoever cause, or (ii) the lawful interference with the use thereof by the Lessor or any person, or (iii) the invalidity or unenforceability or lack of due authorization of this Lease, or any instrument or document executed in connection herewith or lack of right, power or authority of the Lessor to enter into this Lease, or any such instrument or document, or (iv) failure of the Lessor to perform any obligation of the Lessor to the Lessee or any other person under this Lease or any instrument or document executed in connection herewith, or (v) any defect in title to the Equipment or any part thereof or any lien on such title, or (vi) any bankruptcy, insolvency, reorganization or other proceeding relating to, or any action taken by any trustee or receiver of, the Lessee, the Lessor or any other person, or (vii) for any other cause, it being the express intention of the Lessor and the Lessee that all Rent and other amounts payable by the Lessee hereunder shall be, and continue to be, payable in all events unless the obligation to pay the same shall be terminated pursuant to the express provisions of this Lease. The Lessee may not cancel this Lease and, except as expressly provided herein, the Lessee, to the extent permitted by applicable law, waives all rights now or hereafter conferred by statute or otherwise to quit, terminate or surrender this Lease, or to any diminution or reduction of Rent or other amounts payable by the Lessee hereunder. If for any reason whatsoever this Lease shall be terminated in whole or in part by operation of law or otherwise except as expressly provided herein, the Lessee shall nonetheless pay to Lessor an amount equal to each Rent payment and other amount payable hereunder at the time and in the manner that such payment would have become due and payable under the terms of this Lease if it had not been terminated in whole or in part. This Section 5 shall not, however, be construed to waive the Lessee’s right of action, if any, against the Lessor or any other person for damages incurred by the Lessee on account of any breach by the Lessor of any provision of this Lease or by the Lessor or such other person of any other agreement relating hereto to which the Lessor or such person, as the case may be, is a party.

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SECTION 6.

RETURN OF THE EQUIPMENT

Unless the Lessee purchases the Lessor’s right, title and interest in the Equipment pursuant to Sections 17, 18 or 21 hereof, upon the expiration or termination of this Lease, the Lessee shall, at its own risk and expense, redeliver to the Lessor possession and control of the Equipment in its then condition and state of repair. The Equipment, upon redelivery pursuant hereto, shall be free and clear of all liens other than liens for fees, assessments, taxes and other charges not yet due and payable (provided that the Lessee pays to the Lessor in cash upon such redelivery an amount equal to all fees, assessments, taxes and other charges giving rise to a lien upon the Equipment accrued and unpaid, whether then contingent or due, pro-rated to the date of such redelivery).

SECTION 7.

REPRESENTATIONS AND WARRANTIES

(a) Representations and Warranties of Lessor. Lessor makes the following representations and warranties as the basis for the undertakings on its part contained herein:

(1) Lessor is duly organized under the Act, has the authority to enter into this Lease and the transactions contemplated hereby and to perform its obligations hereunder in connection with the Project, to purchase the Equipment from the Lessee and to lease the Equipment to the Lessee pursuant to this Lease, such Lease being in furtherance of the purposes for which the Lessor was organized.

(2) Lessor is not to the extent it would affect its ability to perform its obligations under the Lease (i) in violation of the Act or any existing law, rule or regulation applicable to it, or (ii) in default under any indenture, mortgage, deed of trust, lease, lien, contract, note, order, judgment, decree or other agreement of any kind to which any of its assets are subject. The execution and delivery by Lessor of this Lease and its compliance with the terms hereof will not conflict with or result in the breach of or constitute a default under any of the above-described documents.

(3) No further approval, consent or withholding of objection on the part of any regulatory body, federal, state or local, is required in connection with the execution and delivery of the Lease, and the performance of its obligations hereunder. The consummation by Lessor of the transaction set forth in the manner and under the terms and conditions as provided herein will comply with all applicable state, local or federal laws and any rules and regulations promulgated thereunder by any regulatory authority or agent.

(4) No litigation, inquiry or investigation by any judicial or administrative court or agency is pending, or to its knowledge threatened against Lessor with respect to (i) the organization and existence of Lessor, (ii) its authority to execute or deliver this Lease, (iii) the validity or enforceability of any such instruments or the transactions contemplated by this Lease, (iv) the title of any officer of Lessor who executed such instruments, or (v) any authority or proceedings relating to the execution and delivery of the Lease by Lessor. No such authority or proceedings have been repealed, revoked, rescinded or amended and all are in full force and effect.

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(5) Lessor has determined that the acquisition of the Equipment and the lease of the Equipment to Lessee are in furtherance of the purposes for which WVEDA was organized and will serve the purposes of the Act.

(6) Lessor will lease the Equipment to the Lessee pursuant to this Lease, all for the purpose of advancing the job opportunities, health, general prosperity and economic welfare of the people of the State and improving their standard of living.

(7) Except as provided herein, Lessor shall not assign, transfer, encumber or pledge the Equipment or the Lease, or any part thereof, and shall not cause any liens or encumbrances to be placed on the Equipment or the Lease.

(b) Representations and Warranties of Lessee. The Lessee makes the following representations and warranties as the basis of its undertakings pursuant to this Lease:

(1) The Lessee is a corporation duly authorized and validly existing under the laws of the State of Virginia, is duly qualified to conduct business in the State, and is duly authorized to enter into this Lease and to perform all of its obligations as set forth hereunder. The execution, delivery and performance of this Lease, and the transactions contemplated hereby, are duly authorized by all necessary corporate action of the Lessee.

(2) Neither the execution, delivery or performance under the Lease and the consummation of the transactions contemplated thereby will (i) result in a breach or conflict with any of the terms, conditions or provisions of the Lessee’s certificate of incorporation, bylaws or any other corporate restriction or any agreement, instrument, order or judgment to which the Lessee is a party or by which the Lessee is bound, or will constitute a default under any of the foregoing, or result in the creation or imposition of any lien of any nature upon the Project under the terms of such instrument or agreement, other than the Permitted Encumbrances, (ii) requires the consent under or result in a breach of or a default under any credit agreement, indenture, purchase agreement, mortgage, deed of trust, commitment, guaranty or other agreement to which Lessee is a party or by which it is bound, or (iii) conflict with or violate any existing law, rule, regulation, judgment, order, writ, injunction or decree of any governmental instrumentality or a court having jurisdiction over the Lessee or the Project.

(3) The Lease, upon its execution and delivery in accordance with the terms hereof, will constitute the valid and legally binding obligation of the Lessee, enforceable in accordance with its terms.

(4) The Lessee shall cause all notices required by law to be given, and shall comply or cause compliance with all laws, ordinances, municipal rules and regulations and requirements of all governmental authorities materially impacting the conduct of work at the Facility, and the Lessee will defend and save Lessor and its officers, board members, agents and employees harmless from all fines and penalties due to the failure to comply herewith, except for the negligent, intentional or willful acts of such parties.

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(5) The Lessee shall be responsible for compliance with all applicable building, zoning, environmental, planning and subdivision laws, ordinances, rules and regulations of any governmental authority having jurisdiction over the Project or the operation of the Project, including, without limitation, any park covenants and regulations applicable to the Project.

(6) No litigation, inquiry or investigation of any kind in or by any judicial or administrative court or agency is pending or, to its knowledge, threatened against the Lessee with respect to: (i) the organization and existence of the Lessee in the State of Virginia, (ii) Lessee’s qualification to conduct business and existence in the State; (iii) its authority to execute deliver or perform under this Lease, (iv) the validity or enforceability of any of the instruments or transactions contemplated by this Lease, (v) the title of any officer of the Lessee who executed such instruments, or (vi) any authority or proceedings relating to the execution, delivery and performance of this Lease by the Lessee. No such authority or proceedings have been repealed, revoked, rescinded or amended and are in full force and effect.

SECTION 8.

LIMITATION OF WARRANTIES AS TO EQUIPMENT

(a) Limitation. WITHOUT PREJUDICE TO ANY RIGHTS THE LESSEE MAY HAVE AGAINST ANY VENDOR, SUPPLIER OR MANUFACTURER, THE LESSEE ACKNOWLEDGES AND AGREES THAT AS BETWEEN THE LESSEE AND THE LESSOR, AND AT ALL TIMES (BOTH BEFORE THE COMMENCEMENT DATE AND THEREAFTER), (i) THE SIZE, DESIGN, CAPACITY AND MANUFACTURE OF THE EQUIPMENT ARE OF THE SIZE, DESIGN, CAPACITY AND MANUFACTURE SELECTED BY THE LESSEE AND (ii) THE LESSEE IS SATISFIED THAT THE EQUIPMENT WILL BE SUITABLE FOR ITS PURPOSES. THE LESSOR REPRESENTS AND WARRANTS, AND THE LESSEE CONFIRMS THAT IT IS AWARE AND AGREES, THAT THE LESSOR IS NOT A MANUFACTURER OR DEALER IN PROPERTY OF SUCH KIND AND THE EQUIPMENT IS LEASED HEREUNDER SUBJECT TO ALL APPLICABLE GOVERNMENTAL LAWS, ORDINANCES, RULES, REGULATIONS, ORDERS AND REQUIREMENTS NOW IN EFFECT OR HEREAFTER ADOPTED AND IN THE STATE AND CONDITION OF EVERY PART THEREOF WHEN THE SAME FIRST BECAME OR BECOMES SUBJECT TO THIS LEASE, WITHOUT REPRESENTATION OR WARRANTY OF ANY KIND BY THE LESSOR, EXPRESS OR IMPLIED, AS TO THE TITLE (EXCEPT AS PROVIDED IN SECTIONS 17(b) and 18), MERCHANTABILITY, COMPLIANCE WITH SPECIFICATIONS, CONDITION, DESIGN, OPERATION, FREEDOM FROM PATENT OR TRADEMARK INFRINGEMENT, ABSENCE OF LATENT DEFECTS OR FITNESS FOR USE OF THE EQUIPMENT (OR ANY PART THEREOF), OR ANY OTHER REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, WITH RESPECT TO THE EQUIPMENT (OR ANY PART THEREOF). Except as expressly provided herein, all risks incident to the matters discussed in the preceding sentence, as between the Lessor, on the one hand, and the Lessee, on the other, are to be borne by the Lessee.

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The Lessor assigns to the Lessee all claims and rights which the Lessor may now or hereafter have against third parties in respect of any defect of or damage to the Equipment or of any breach of representation or warranty by such third party, and shall cooperate and comply with all reasonable requests of the Lessee in the preservation, prosecution or enforcement by the Lessee of such claims or rights at the Lessee’s sole cost and expense. The provisions of this Section have been negotiated, and, except to the extent otherwise expressly stated, the foregoing provisions are intended to be a complete exclusion and negation of any representations or warranties by Lessor, express or implied, with respect to the Equipment, whether arising pursuant to the Uniform Commercial Code or any similar law now or hereafter in effect, or otherwise.

(b) Application of Payments. The Lessee agrees to use any and all proceeds of warranty payments received by it in respect of the Equipment to repair and restore any and all damaged or obsolete Equipment to the extent required to meet its obligations under this Lease or any other related documents.

SECTION 9.

LIENS

(a) Lessee. The Lessee will not directly or indirectly create, incur, assume or suffer to exist any liens on or with respect to the Equipment or any interest of the Lessor or Lessee therein, except for Permitted Encumbrances. The Lessee shall promptly, at its own expense, take such action as may be necessary duly to discharge, eliminate or bond in a manner satisfactory to the Lessor, any lien not so excepted above if the same shall arise at any time. Lessee shall not be in default of this Section due to the existence of such lien so long as Lessee continuously pursues all actions in good faith and diligently that are necessary to remove any such lien from the Equipment.

(b) Lessor. The Lessor will not directly or indirectly create, incur, assume or suffer to exist any liens on or with respect to the Equipment or any interest of the Lessor or Lessee therein, except for liens granted by Lessor as security for the Loan. The Lessor shall promptly take such action as may be necessary duly to discharge, eliminate or bond in a manner reasonably satisfactory to the Lessee, any lien not so excepted above if the same shall arise at any time. Lessor shall not be in default of this Section due to the existence of such lien so long as Lessor continuously pursues all actions in good faith and diligently that are necessary to remove any such lien from the Equipment.

(c) Pledge of Property. Notwithstanding anything in this Lease to the contrary, so long as the Lessee is the lessee under the Lease, the Lessee shall be permitted to pledge all or a portion of the Project to third-party lenders in connection with any financing undertaken by the Lessee for the expansion, improvement, updating or other enhancement of the Project. The Lessor shall execute and deliver any security documents necessary thereto that are within the powers of the Lessor and shall cooperate fully with the Lessee in connection with such financial undertaking by Lessee.

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SECTION 10.

REPAIR; MAINTENANCE AND OPERATION; ADDITIONS

(a) Repair, Maintenance and Operation. To the extent required to ensure the effective operation of the Equipment and the performance by the Lessee of its payment obligations hereunder, the Lessee during the Term shall repair, maintain and preserve the Equipment in accordance with good commercial maintenance standards and practices, shall operate the Equipment only in the manner for which it was designed and intended. Throughout the Term, the possession, operation, repair and maintenance of the Equipment shall be at the sole risk and expense of the Lessee.

(b) Use by Lessee. The Lessee agrees that the Equipment will at all times (i) be used by the Lessee solely in the conduct of its business and (ii) be and remain in the possession and control of the Lessee.

(c) Replacement Parts and Items. Except upon an Event of Total Loss, the Lessee, at its own cost and expense, shall promptly replace all Parts or Items of the Equipment which may from time to time become worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or permanently rendered unfit for use for any reason whatsoever to the extent necessary to enable the Lessee to meet its obligations hereunder (such substituted parts hereinafter being called “Replacement Parts or Items”). In addition, in the ordinary course of maintenance, service, repair, overhaul or testing, the Lessee may, at its own cost and expense, remove any Parts or Items of the Equipment, whether or not worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or permanently rendered unfit for use, provided that the Lessee shall, at its own cost and expense, replace such Parts or Items as promptly as practicable to the extent necessary to enable the Lessee to meet its obligations hereunder. All Replacement Parts or Items shall be free and clear of all liens and shall be in as good operating condition as, and shall have a value or utility at least equal to, the Parts or Items replaced assuming such replaced Parts or Items were of the value or utility and in the condition and repair required to be maintained by the terms hereof. All Parts or Items at any time removed from the Facility shall remain the property of the Lessor, no matter where located, until such time as such Parts or Items shall be replaced by Parts or Items which have been installed on the Equipment and which meet the requirements for Replacement Parts or Items specified above. Immediately upon any Replacement Part or Item having met such requirements, becoming installed on the Equipment as above provided, without further act, (i) title to the removed Part or Item shall thereupon vest in the Lessee, free and clear of all rights of the Lessor, and shall no longer be deemed a part hereunder, (ii) title to such Replacement Part or Item shall thereupon vest in the Lessor, and (iii) such Replacement Part or Item shall become subject to this Lease and be deemed part of the Equipment for all purposes hereof to the same extent as the Parts and Items originally installed on the Equipment. The Lessee agrees to execute and file such documents as may be reasonably required to create, perfect and maintain the Lessor’s interests in any such Replacement Part or Item. Notwithstanding the foregoing, Lessee may, at its own cost and expense, remove any Parts or Items which are obsolete and unusable in the ordinary course of its business to the extent that such removal will not diminish or impair the maintenance, use or operation of the Equipment, and upon removal, the title to the removed Part or Item shall vest in the Lessee.

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(d) Additions, Title, Liens.

(1) Additions. The Lessee, at its own expense, shall make all Additions necessary as may be required from time to time to meet the Lessee‘s obligations hereunder.

(2) Optional Additions. In addition to the foregoing, the Lessee, at the Lessee’s own expense, may from time to time make such further Additions to the Equipment as the Lessee may deem desirable for the proper operation, use and maintenance of the Facility; provided, however, that no such Addition shall be made by the Lessee if such Addition, or removal thereof from the Facility, would materially diminish the value or utility of the Equipment (or any part thereof) or impair the condition of the Equipment (or any part thereof).

(3) Title. During the Term, title to each Replacement Part and Item and to any Addition made pursuant to subsection (1) or (2) above shall without further act, vest in the Lessor upon delivery to and installation in the Facility and shall, without further act, immediately become the property of the Lessor, be deemed to constitute a part of the Equipment and be subject to this Lease. Notwithstanding the foregoing, the Lessor and the Lessee hereby agree to execute, deliver and file or record all such documents such as a bill of sale or assignment that may be necessary or appropriate to confirm the status of title to each such Part, Item or Addition.

(4) Liens. The Lessee shall cause any Addition, title to which shall vest in the Lessor pursuant to subsection (3) above, to be free and clear of all liens.

SECTION 11.

CASUALTY

(a) Casualty. (a) Subject to the provisions of this Section 11, (i) if all or a portion of the Equipment is damaged or destroyed in whole or in part by a Casualty (other than an Event of Total Loss), any insurance proceeds payable with respect to such Casualty up to $500,000 shall be paid directly to the Lessee, or if received by the Lessor, shall be paid over to the Lessee for the replacement, reconstruction, refurbishment and repair of the Equipment. Any insurance proceeds in excess of $500,000 for any single Casualty shall be held in trust by the Lessor in a segregated account for reimbursement to the Lessee from time to time during the course of the Lessee’s restoration of the Equipment and compliance with the provisions of Section 10. Any such amounts held by the Lessor shall be invested by the Lessor from time to time, with all interest and earnings on such investments being payable to the Lessee within five (5) business days after the receipt thereof by Lessor in amounts of not less than $1,000 each. All amounts held by the Lessor on account of any award, compensation or insurance proceeds paid directly to or otherwise received by the Lessor shall be remitted to the Lessee to be applied in accordance with this Section 11(a) within five (5) business days after the receipt by Lessor of written notice from Lessee that the replacement or repair of the Equipment is complete.

(b) Claim Proceeding. The Lessee may appear in any proceeding or action to negotiate, prosecute, adjust or appeal any claim for any award, compensation or insurance payment on account of any such Casualty and shall pay all expenses thereof. At the Lessee’s

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reasonable request, and at the Lessee’s sole cost and expense, the Lessor shall participate in any such proceeding, action, negotiation, prosecution or adjustment. The Lessor and the Lessee agree that this Lease shall control the rights of the Lessor on the one hand, and the Lessee, on the other hand, in and to any such award, compensation or insurance payment.

(c) Notice of Casualty. If the Lessor or the Lessee shall receive notice of a Casualty, the Lessor or the Lessee, as the case may be, shall give notice thereof to each other promptly after the receipt of such notice.

(d) Repair Obligation. If, pursuant to this Section 11, this Lease shall continue in full force and effect following a Casualty with respect to the Equipment, the Lessee shall, at its sole cost and expense, promptly and diligently repair any damage to the Equipment caused by such Casualty so as to restore the Equipment to at least the same condition and value as existed immediately prior to such Casualty. In such event, title to the Equipment shall remain with the Lessor subject to the terms of this Lease. Upon completion of such restoration, the Lessee shall furnish the Lessor a certificate of completion confirming that such restoration has been completed pursuant to this Lease.

(e) Lease Obligations. In no event shall a Casualty affect the Lessee’s obligations to pay Rent pursuant to Section 4 or to perform its obligations and pay any amounts due on the Expiration Date or pursuant to Section 21.

SECTION 12.

INSURANCE

(a) General Coverage. Lessee shall, throughout the Term, at Lessee’s sole cost and expense, provide and keep in force for the benefit of Lessor and Lessee, insurance against loss or destruction of or damage or injury to any Equipment now or hereafter placed in or about the Facility resulting from fire or from any hazard included in the so-called “extended coverage endorsement.” Lessee shall provide and keep in full force all such insurance in an amount sufficient to prevent Lessor or Lessee from becoming a co-insurer under the terms of the applicable policy, but in no event less than the full replacement cost of the Equipment. Such replacement cost shall be determined annually by a method required by the insurer(s). The deductible under each of said policies shall be an amount not greater than $100,000.00 or such other deductible amount as is reasonably available in the market to companies of similar size and risk to Lessee. Such insurance policies to be provided for and kept in force by Lessee shall provide that the loss, if any, be payable to Lessor and Lessee, as their respective interests may appear, except as herein provided, and that the proceeds thereof shall be used to repair or replace the damage sustained by the casualty.

(b) Public Liability Insurance. During the Term, at Lessee’s sole cost and expense, Lessee shall maintain in full force and effect broad form commercial or comprehensive general liability insurance, including blanket contractual liability coverage specifically endorsed to provide coverage for the obligations assumed by Lessee pursuant to the Lease against claims and liability for personal injury, bodily injury, death or property damage occurring on, in or about the Equipment, with limits of liability of not less than $1,000,000.00 arising out of any one occurrence or annual aggregate. Lessee shall cause such insurance policy or policies to name Lessor as an additional insured.

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(c) Business Interruption. Lessee shall, during the Term, at its sole cost and expense, procure and maintain business interruption (or use and occupancy) insurance including, at a minimum, coverage for Rent and other charges for which Lessee is obligated hereunder.

(d) No Separate Insurance. Lessee shall not take out separate insurance concurrent in form or contributing in the event of loss with that required herein to be furnished by Lessee unless Lessor is included therein as an additional insured, and as loss payee with loss payable as set out herein. Lessee shall immediately notify Lessor whenever any such separate insurance is taken out and shall deliver the policy or policies or duplicates thereof, or certificates evidencing the same, as provided herein.

(e) Conduct of Business. Lessee shall comply with all requirements of the insurance policies contemplated in this Section 12, and shall not conduct or allow to be conducted business or other activities or fail to maintain or take other actions with regard to the Equipment in such a manner as will result in a decrease in the recovery thereunder. Any insurance proceeds payable by reason of any insured loss pursuant to this Section 12 shall be used exclusively for the purpose of restoring or replacing the Equipment. Subject to the foregoing, Lessee shall have the sole right to adjust with the insurance carriers the amount of the loss upon any such policies, and Lessor shall, at Lessee cost and expense, cooperate fully with Lessee in order to obtain the largest possible insurance recovery and shall execute any and all consents and other instruments and take all other actions necessary or desirable in order to effectuate the same and to cause such proceeds to be paid; provided, however, that in the event of a termination pursuant to the provisions of this Lease, Lessor shall have the right to adjust the amount of the loss with the insurance carriers.

(f) Requirements of Policies. All policies required to be carried pursuant to this Section 12:

(1) shall be written and signed by solvent and responsible insurance companies authorized to do business in the jurisdiction wherein the Facility is located, with a rating, reasonably acceptable to and approved by Lessor;

(2) shall contain an agreement by the insurer that such policy or policies shall not be canceled or non-renewed without at least fifteen (15) days prior written notice to Lessor and Lessee;

(3) may be carried under so-called blanket policies, provided that the protection afforded thereunder as to the Equipment shall be not less than that which would have been afforded under separate policy or policies relating only to the Equipment; provided, however, any such policy of blanket insurance shall specify therein, or Lessee shall furnish Lessor a written statement from the insurer under such policy so specifying, the amount of the total insurance allocated to the Equipment, which account shall be not less than the amount required herein and any such policy shall comply in all respects with the requirements set out in this Section 12;

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(4) may be carried under a combination of primary insurance and umbrella coverage; and

(5) shall be primary insurance by the party obligated under this Section 12, which will not call upon any other insurance effected or procured by the other party for defense, contribution or payment.

(g) Deductibles. Lessee retains full responsibility for payment of all deductibles under each policy required pursuant to this Section 12.

(h) Evidence. Annually, Lessee will promptly furnish certificates evidencing that the insurance required pursuant to this Section 12 is in full force and effect. If the certificates of insurance do not provide for fifteen (15) days prior written notice of cancellation or non-renewal to Lessor, Lessee shall provide to Lessor paid receipts evidencing continuation or renewal of insurance no later than five (5) days prior to termination by cancellation or non-renewal.

(i) Coverage Maintenance. If Lessee shall fail or refuse to effect or maintain any of said insurance, Lessor may, but shall have no obligation to do so, effect or maintain said insurance and the amount of money so paid, with interest at the Prime Rate, shall be payable by Lessee to Lessor as additional rent immediately due and payable hereunder.

SECTION 13.

TAXES AND UTILITIES

(a) Taxes. Except as provided elsewhere herein, the Lessee shall pay or cause to be paid as the same shall become due all taxes, assessments, fees and charges of any kind that may be charged, assessed or levied by any governmental authority with regard to the Project or the operations of Lessee at the Project. The Lessee may in good faith actively contest, object to or appeal, any such taxes, charges, fees or assessments provided that such action is pursued continuously and in good faith by the Lessee, and the Lessee shall have set aside a bond or adequate reserves for the payment of such taxes, charges, fees or assessments, if required by law.

(b) Ad Valorem Taxes. NOTWITHSTANDING ANYTHING IN THIS LEASE TO THE CONTRARY, THE LESSEE, UNLESS OTHERWISE RESTRICTED BY OPERATION OF LAW, SHALL HAVE NO OBLIGATION TO PAY AD VALOREM TAXES REPRESENTING PERSONAL PROPERTY TAXES UPON THE EQUIPMENT THAT IS OWNED BY THE LESSOR WHILE THIS LEASE REMAINS IN EFFECT.

(c) Utilities. Lessor shall not be required to furnish Lessee with any fixtures, facilities or services of any kind, such as, but not limited to, water, heat, gas, steam, electricity, sewerage, trash disposal, telephone, computer or other communication service used, rendered or supplied upon or in connection with the Equipment. The Lessee shall pay or cause to be paid all utility or other service charges with respect to such fixtures, utilities or services of any kind.

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SECTION 14.

TRANSFER OF LESSEE

The Lessee shall not, without the prior written consent of the Lessor, assign any of its rights hereunder with respect to all or substantially all of the Equipment, or sublet, sell or otherwise dispose of its leasehold interest in or otherwise relinquish possession or control of all or substantially all of the Equipment or any part thereof, or sell or otherwise dispose of its interest in or otherwise relinquish possession or control of all or substantially all of the Equipment. A sale or other transfer of fifty percent (50%) or more of the capital stock of the Lessee by its owners as of the date of this Lease shall be considered an assignment of the Equipment for purposes of this Section 14. In any event, no sublease shall be permitted hereunder unless the rights of the Lessee and the sublessee thereunder are expressly subject and subordinate to the rights of the Lessor. No lease, other relinquishment of the possession of the Equipment, or assignment by the Lessee of any of its rights hereunder shall in any way discharge or diminish any of the Lessee’s obligations to the Lessor under this Lease, the Loan and the other related documents.

SECTION 15.

INDEMNIFICATION

(a) Indemnity. Lessee hereby agrees to indemnify and hold Lessor harmless from any and all loss, cost, claim, demand, action, liability or damage including attorney’s fees and expenses arising out of or connected with Lessee’s use of the Equipment or arising out of any breach or default of Lessee in performance of its obligations under this Lease or arising out of any violations of any law or ordinance by the Lessee, including but not limited to any loss, cost, claim, demand, action, liability or damage under any Federal, State, and/or local environmental law for any act or failure to act, or any event occurring at the Facility or with the Equipment. In case any action or proceeding be brought against Lessor by reason of any such claim, Lessee agrees to resist and defend such action or proceeding by reliable legal counsel and to promptly pay and discharge any final judgment rendered against Lessor therein, reserving the right to appeal such judgment prior to the payment thereof. The Lessor agrees to fully participate and assist Lessee in defending such claim, action or proceeding. The Lessee covenants that it will protect and hold Lessor harmless against claims for loss, damage or injury, including death of or injury to the person or damage to the property of others, resulting from any wrongful or negligent act or omission of the Lessee, its agents, servants, officers, employees or invitees in, from the use of demised Equipment; and it is understood and agreed that the Lessor shall not be liable for any damage or injury to the person or property of the Lessee or its agents, servants, officers, employees or invitees resulting from the wrongful or negligent act or omission of any person other than the Lessor or its agents, servants, officers or employees. The obligations of this Section shall survive the transactions contemplated herein and shall survive the termination of this Lease. In the event a lawsuit is filed naming Lessee and Lessor as defendants, settlement by the Lessee with plaintiff(s) will not release it from its obligations to indemnify Lessor as provided herein.

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(b) Notice of Action. The Lessor agrees to provide to the Lessee notice of any claim brought against the Lessor, its officers, members, agents or employees for which the Lessor shall seek to be defended and/or indemnified against by the Lessee. In connection with any such defense, the Lessee shall be entitled to select counsel of its choosing subject to approval of the Lessor provided, however, that in the event the parties reasonably determine that independent counsel is required, then the Lessor shall be entitled to engage independent counsel subject to approval of the Lessee which approval shall not be unreasonably withheld. In that event, Lessor and independent counsel shall fully cooperate with Lessee, and its counsel, to the extent reasonably possible in defending any claim, action or proceeding.

(c) No Limit on Indemnity. In the event of any claim against the Lessor or its members, officers, agents (other than the Lessee) or employees by any employee of the Lessee or any contractor of the Lessee or anyone directly or indirectly employed by any of them or anyone for whose acts any of them may be liable, the obligations of the Lessee hereunder shall not be limited in any way by any limitation on the amount or type of damages, compensation or benefits payable by or for the Lessee or such contractor under workers’ compensation laws, disability laws or other employee benefit laws.

(d) Survival of Indemnity. Notwithstanding any other provisions of this Lease, the obligations of the Lessee pursuant to this Section 15 shall remain in full force and effect after the termination of this Lease until the expiration of the period stated in the applicable statute of limitations during which a claim, cause of action or prosecution relating to the matters herein described may be brought and the payment in full or the satisfaction of such claim, cause of action or prosecution and the payment of all expenses, charges and costs incurred by the Lessor, or its officers, members, agents (other than the Lessee) or employees, relating thereto.

SECTION 16.

SPECIAL COVENANTS

(a) Right of Access to Project. The Lessee agrees that the Lessor and its duly authorized agents shall have the right at all reasonable times to enter upon and to examine and inspect the Project.

(b) Lessee Not to Terminate Existence or Dispose of Assets. The Lessee agrees that, so long as the Lease is outstanding, it will maintain its corporate existence and shall continue to be authorized to conduct business in the State, will not dissolve or otherwise dispose of all or substantially all of its assets, and will not consolidate with or merge into another corporation or other entity, or permit one or more corporations or other entities to consolidate with or merge into Lessee.

(c) Books of Record and Account; Compliance Certificates.

(1) The Lessee agrees to maintain proper accounts, records and books in which full and correct entries shall be made, in accordance with generally accepted accounting principles, of all business and affairs of the Lessee.

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(2) At the request of Lessor and as soon as possible after the end of each fiscal year of the Lessee, but in any event within ninety (90) days after such date, the Lessee shall furnish to the Lessor a certificate of an authorized representative of the Lessee stating that no Event of Default hereunder has occurred or is continuing or, if any Event of Default exists, specifying the nature and period of existence thereof and what action the Lessee has taken or proposes to take with respect thereto, and that no defenses, offsets or counterclaims exist with respect to the indebtedness evidenced thereby.

(d) Compliance with Orders, Ordinances, etc. During any period in which the Lease is outstanding, Lessee shall be responsible for compliance with all statutes, codes, laws, acts, ordinances, orders, judgments, decrees, injunctions, rules, regulations, permits, licenses, authorizations, directions and requirements of all Governmental Authorities, foreseen or unforeseen, ordinary or extraordinary, which now or at any time hereafter may be applicable to the Lessee or the Project or any part thereof, or to any use, manner of use or condition of the Project or any part thereof (the applicability of such laws, ordinances, rules and regulations to be determined both as if the Lessor were the owner of the Project and as if the Lessee and not the Lessor were the owner of the Project).

(e) Performance by Lessor of Lessee’s Obligations. Should the Lessee fail to make any payment or to do any act as herein provided, the Lessor may, but need not, without notice to or demand on the Lessor and without releasing the Lessee from any obligation herein, make or do the same, including, without limitation, appearing in and defending any action purporting to affect the rights or powers of the Lessee or the Lessor, and paying all expenses, including, without limitation, reasonable attorneys’ fees, and the Lessee shall pay immediately upon demand all sums so expended by the Lessor under the authority hereof, together with interest thereon at a rate equal to ten percent (10%) per annum.

(f) Depreciation Deductions and Tax Credits. The parties agree that as between them the Lessee shall be entitled to all depreciation deductions and accelerated cost recovery system deductions with respect to any portion of the Project pursuant to Sections 167 and 168 of the Internal Revenue Code of 1986, as amended (the “Code”) and to any investment credit pursuant to Section 38 of the Code with respect to any portion of the Project which constitutes “Section 38 Property” and to all other state and/or federal income tax deductions and credits which may be available with respect to the Project.

(g) Environmental Matters. As between Lessee and the Lessor, Lessee agrees that Lessee shall be responsible for all matters related to compliance of the Equipment with or under applicable Environmental Laws, including any cleanup, remediation, or other response activities which may be required to address Releases of Hazardous Substances from the Equipment.

SECTION 17.

TERMINATION OF LEASE

(a) Termination upon Certain Events. If any Event of Total Loss occurs with respect to the Equipment during the Term and the Lessor shall have given written notice (a “Termination Notice”) to the Lessee that, as a consequence of such event, this Lease is to be

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terminated, then the Lessee shall be obligated to purchase the Lessor’s interest in the Equipment on a Purchase Date no later than sixty (60) days from the date the Lessee receives the applicable Termination Notice by paying the Lessor an amount equal to the Lease Balance.

(b) Termination Procedures. On the date of the payment by the Lessee of the Lease Balance with respect to the Equipment in accordance with Section 17(a) (the “Termination Date”), this Lease shall terminate and, concurrent with the Lessor’s receipt of such payment:

(1) the Lessor shall execute and deliver to the Lessee (or to the Lessee’s designee), at the Lessee’s cost and expense, a release of this Lease, a bill of sale for the Equipment, and an assignment of the Lessor’s entire interest in the Equipment (which shall include an assignment of all of the Lessor’s right, title and interest in and to any net insurance proceeds with respect to the Equipment not previously received by the Lessor), in each case, in the same form as delivered by Lessee to Lessor in connection with Lessor’s purchase of the Equipment;

(2) the Equipment shall be conveyed to the Lessee (or to the Lessee’s designee) “AS IS WHERE IS” and in its then present physical condition, free and clear of the lien of this Lease and any other liens or encumbrances other than the Permitted Encumbrances as defined in the Purchase Agreement, any other liens and encumbrances caused by or otherwise attributable to the Lessee, and any liens or encumbrances attributable to changes in any applicable statutes, rules, regulations, ordinances or orders enacted or promulgated subsequent to the date hereof; and

(3) the Lessor shall convey to the Lessee any net insurance proceeds with respect to the Event of Total Loss giving rise to the termination of this Lease theretofore received by the Lessor or at the request of the Lessee, such amounts shall be applied against sums due hereunder.

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SECTION 18.

PURCHASE PROVISIONS

(a) Lessee Purchase Options. Subject to the conditions contained herein, the Lessee shall have the option on any Purchase Date to purchase (or cause its designee to purchase) all (and not less than all) of the Equipment then subject to this Lease at a price equal to the Lease Balance for the Equipment on the applicable Purchase Date. If not previously purchased during the Term, Lessee shall exercise its option to purchase the Equipment on the Expiration Date for a price equal to the Lease Balance plus ten dollars. In order to exercise its option pursuant to this Section, the Lessee shall deliver a written purchase notice at least thirty (30) days before the proposed purchase (a “Termination Notice”), which purchase notice shall specify the Lease Balance payable to Lessor and the applicable Purchase Date. The Lessee may assign its right to purchase the Equipment to any other person or to designate any other person as the transferee under any bill of sale to be executed by the Lessor in connection with such sale; provided, however, that the Lessee shall remain primarily liable to pay the Lease Balance and all other amounts then due and owing by the Lessee. If the Lessee exercises its option pursuant to this Section 18(a) then, upon the Lessor’s receipt of all amounts due in connection therewith, the Lessor shall execute and deliver to Lessee or its designee a bill of sale for the Equipment in the same form as delivered by Lessee to Lessor in connection with Lessor’s purchase of the Equipment, subject only to any liens or encumbrances caused by or attributable to Lessee, any liens or encumbrances caused by or attributed to third parties other than Lessor, and any liens or encumbrances attributable to any changes in applicable statutes, rules, regulations, ordinances or orders enacted or promulgated subsequent to the date hereof. Such transfer shall be effective as of the applicable Purchase Date, and this Lease shall terminate on the closing of that transfer (the “Termination Date”).

(b) Purchase to Cure Default. Upon the occurrence of an Event of Default as defined in Section 20 below, Lessee shall have the right to cure such default by purchasing all of the Equipment then subject to this Lease at a price equal to the Lease Balance for the Equipment on the applicable Purchase Date. Lessee shall exercise its right to cure such default by providing Lessor with written notice of its election to purchase the Equipment (a “Termination Notice”) within the cure period applicable to that particular Event of Default as provided in Section 20,which purchase notice shall specify the Lease Balance payable to Lessor and the applicable Purchase Date. Lessee may only exercise its right to purchase the Equipment in this Section 18(b) in the event that Lessee has also agreed to purchase the Facility from Lessor under the terms of Lessee’s lease for the Facility. If Lessee exercises its right to purchase the Equipment pursuant to this Section 18(b), then within thirty (30) days after Lessor’s receipt of the purchase notice, Lessee shall pay the Lease Balance and all other amounts then due and owing to Lessor in exchange for a bill of sale for the Equipment in the same form as delivered by Lessee to Lessor in connection with Lessor’s purchase of the Equipment. This bill of sale from Lessor to Lessee for the Equipment is only subject to any liens or encumbrances caused by or attributable to Lessee, any liens or encumbrances caused by or attributed to third parties other than Lessor, and any liens or encumbrances attributable to any changes in applicable statutes, rules, regulations, ordinances or orders enacted or promulgated subsequent to the date hereof. Such transfer shall be effective as of the applicable Purchase Date, and this Lease shall terminate on the closing of that transfer (the “Termination Date”).

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SECTION 19.

ACCEPTANCE OF SURRENDER

(a) Acceptance of Surrender. No surrender to the Lessor of this Lease or of the Equipment or of any part thereof or of any interest therein shall be valid or effective unless agreed to and accepted in writing by the Lessor and, prior to the payment or performance of all obligations under this Lease, and no act by the Lessor other than a written acceptance, shall constitute an acceptance of any such surrender.

SECTION 20.

EVENTS OF DEFAULT

The term “Event of Default,” wherever used herein, shall mean any of the following events under this Lease (whatever the reason for such event and whether it shall be voluntary or involuntary, or come about or be effected by operation of law, or be pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(a) Payments. The Lessee shall fail to make any payment when due of any amount payable by it hereunder or under the Loan Agreement and such failure to make such payment shall continue unremedied for twenty (20) days after Lessee’s receipt of written notice thereof; or

(b) Breach. The Lessee shall fail to perform or observe any other covenant, condition or agreement to be performed or observed by it under this Lease, and in any such case, such failure is not remedied within thirty (30) days after Lessee’s receipt of written notice thereof, unless (i) such failure is not capable of being remedied within that time period and Lessee has commenced remediation activities within the 30-day period and is diligently and continuously pursuing such remediation activities in good faith or (ii) Lessee is engaged in a good faith dispute with a third-party about whether any remedial action is required.

SECTION 21.

REMEDIES

(a) Remedies. Upon the occurrence of any Event of Default that Lessee fails to timely cure under Sections 18(b) or 20, the Lessor may, at its option, declare this Lease to be in default and at any time thereafter, whether or not Lessor is pursuing its rights and remedies under any related document, the Lessor may exercise one or more of the following remedies:

(1) The Lessor may proceed by appropriate court action, either at law or in equity, to enforce performance by the Lessee of the applicable covenants of this Lease or to recover damages for the breach thereof;

(2) The Lessor and the Lessor’s agents may, to the extent permitted by applicable law, immediately, or at any time after such Event of Default, either by summary proceedings or by any other applicable action or proceedings, enter the Facility and may take

22

possession of the Equipment, to the end that Lessor may have, hold and enjoy the Equipment, and, to the extent not prohibited by applicable law, in no event shall such entry or taking of possession be deemed an acceptance of surrender of this Lease. Except as otherwise provided herein, after the Lessee shall have been dispossessed by a judgment or by a warrant of any court or judge or after any repossession by the Lessor, or after any termination of this Lease, whether such dispossession, entry by the Lessor or termination shall be by operation of law or pursuant to the provisions of this Lease or otherwise, the Lessee, on its own behalf and on behalf of all persons claiming by, through or under the Lessee, including all creditors (other than the Lender), does hereby expressly waive any and all rights, so far as is permitted by applicable law, which the Lessee or any such person might otherwise have to (i) the service of any notice of intention to take possession or to institute legal proceedings to that end, (ii) repossess the Equipment, or (iii) restore the operation or effectiveness of this Lease;

(3) The Lessor may demand that the Lessee, and the Lessee shall, upon the written demand of the Lessor, surrender possession of the Equipment promptly to the Lessor in the manner and condition required by, and otherwise in accordance with all the provisions of, this Lease as if the Equipment were being returned at the end of the term hereof, and the Lessor shall not be liable for the reimbursement of the Lessee for any costs and expenses incurred by the Lessee in connection therewith; or

(4) The Lessor may, in a commercially reasonable manner, sell all or any part of the Equipment at public or, to the extent permitted by applicable law, private sale, as the Lessor may determine, or otherwise dispose of, hold, use, operate, lease to others or keep idle all or any part of the Equipment, as the Lessor may determine, all free and clear of any rights of the Lessee and without any duty to account to the Lessee with respect to such action or inaction or any proceeds with respect thereto. The Lessor agrees to give the Lessee at least five business days’ written notice of the time and place of any public sale or the time after which such private sale is to be made, which notice shall constitute reasonable notification.

(b) No Effect on Obligations of Lessee. No termination of this Lease, or repossession of all or any part of the Equipment or exercise of any other remedy under this Section 21 shall, except as specifically provided herein, relieve the Lessee of any of its liabilities and obligations hereunder, all of which shall survive such termination, repossession or exercise of remedy. In addition, the Lessee shall be liable, except as otherwise provided herein, for any and all unpaid Rent due hereunder up to the date of exercise and consummation of any of the foregoing remedies, including all reasonable legal fees and other costs and expenses incurred by the Lessor in the collection of amounts payable hereunder or the enforcement of performance or observance of any obligations or agreement, of Lessee contained herein upon demand, and including all costs and expenses incurred in connection with the return of the Equipment in the manner and condition required by, and otherwise in accordance with the provisions of this Lease as if the Equipment were being returned at the end of the term hereof.

(c) No Exclusive Remedies. No remedy referred to herein is intended to be exclusive, but each shall be cumulative and in addition to any other remedy referred to above or otherwise available to the Lessor at law or in equity. No waiver by the Lessor of any Default or

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Event of Default hereunder shall in any way be, or be construed to be, a waiver of any future or subsequent Default or Event of Default. The failure or delay of the Lessor in exercising any rights granted it hereunder upon any occurrence of any of the contingencies set forth herein shall not constitute a waiver of any such right upon the continuation or recurrence of any such contingencies or similar contingencies and any single or partial exercise of any particular right by the Lessor shall not exhaust the same or constitute a waiver of any other right provided herein. To the extent permitted by applicable law, the Lessee hereby waives any rights now or hereafter conferred by statute or otherwise which may require the Lessor to sell, lease or otherwise use the Equipment or any part thereof in mitigation of the damages of the Lessor as set forth in this Section 21 or which may otherwise limit or modify any of the Lessor’s rights or remedies under this Section 21.

SECTION 22.

RIGHT TO PERFORM FOR LESSEE

If the Lessee shall fail to make any payment of Rent to be made by it hereunder or shall fail to perform or comply with any of its other agreements or obligations contained herein, the Lessor may (but shall not have any duty to do so) itself make such payment or perform or comply with such agreement without thereby waiving any Default or Event of Default. So long as any amounts due under the Loan remain unpaid, the Lessor may make such payment or so perform or comply with such agreement or obligation upon ten business days’ notice to the Lessee. The amount of such payment and the amount of the reasonable expenses of the Lessor incurred in connection with such payment or the performance of or compliance with such agreement or obligation, as the case may be, together with interest thereon at the contract rate from the date paid or incurred until reimbursed by the Lessee, shall be deemed additional Rent, payable by the Lessee upon demand.

SECTION 23.

SUCCESSORS, ASSIGNS AND INDEMNIFIED PARTIES

Unless an Event of Default provided in Section 20 shall have occurred and be continuing, the Lessor may not assign any of its rights hereunder, or transfer title to all or any part of the Equipment or its interests therein, without the prior written consent of the Lessee. This Lease, including all agreements, covenants, representations and warranties, shall be binding upon and inure to the benefit of, and may be enforced by, the Lessor and its successors and assigns.

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SECTION 24.

MISCELLANEOUS

(a) Amendments. The terms of this Lease shall not be waived, altered, modified, amended, supplemented or terminated in any manner whatsoever except by written instrument signed by the Lessor and the Lessee.

(b) Survival. All agreements, indemnities, representations and warranties contained in this Lease or any agreement, document or certificate delivered pursuant hereto or in connection herewith or therewith shall survive the execution and delivery of this Lease and all such indemnities, representations and warranties, and all such agreements which by their terms so survive, shall survive the expiration or other termination of this Lease.

(c) Title. This Lease shall constitute an agreement of lease and nothing herein shall be construed as conveying to the Lessee any right, title or interest in or to the Equipment, except as lessee (with options or obligations to acquire such right, title or interest) only.

(d) Notice. All notices sent pursuant to this Lease shall be given by U.S. certified mail, return receipt requested, directed to the parties at the following addresses or at such other address of which one party subsequently notifies the other by the notification procedure required herein:

To Lessor:	West Virginia Economic Development Authority
160 Association Drive
NorthGate Business Park
Charleston, West Virginia 25311-1217
Attention: Executive Director

To Lessee:	American Woodmark Corporation
3102 Shawnee Drive
Winchester, Virginia 22601
Attention: Vice President and Treasurer

(e) Counterparts. This Lease may be executed in any number of counterparts and by the different parties hereto on separate counterparts. The single executed original of this Lease marked “Original Counterpart” shall be the “Original Counterpart” and all other counterparts hereof shall be duplicates and be marked “Duplicate.” To the extent that this Lease constitutes chattel paper, as such term is defined in the Uniform Commercial Code as in effect in any applicable jurisdiction, no security interest in this Lease may be created through the transfer or possession of any counterpart other than the “Original Counterpart.”

(f) Writings. All communications hereunder shall be in writing, and shall be given by either party to the other in the manner and at their respective addresses hereinabove set forth.

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(g) Governing Law. This Lease shall be governed by, and construed in accordance with, the laws of the State of West Virginia.

(h) Non-Recourse; Special Obligation. The obligations, covenants and agreements of the Lessor contained in this Lease, the Loan and any document executed in connection therewith, is a special, non-recourse obligation of the Lessor that shall be due and payable solely from the Lease, the Equipment and any rents or other monies derived from the rental, sale or other disposition thereof. No obligations, covenants or agreements of this Lease, the Loan or other documents related thereto shall give rise to a general obligation or indebtedness of the Lessor or its assets, or give rise to any obligation of the State or any county, municipality or political subdivision thereof. No member, officer, employee or agent of the Lessor shall be subject to any personal liability or accountability based on the Lease, Loan or any transaction contemplated thereby. No order or decree of specific performance with regard to any obligations of the Lessor hereunder shall be sought or enforced against the Lessor unless the party seeking such order or decree shall have first notified the Lessor in writing of such action at least 20 days prior to such action and such party shall have agreed to indemnify, defend and hold harmless the Lessor and its members, officers, employees and agents against any liability or damages incurred as a result of compliance with such demand except due to the grossly negligent reckless or willful acts of such parties. The provisions of this Section 24(h) shall apply notwithstanding anything in the Lease to the contrary. In the event there is any conflict between the provisions of this Section 24(h) and any other provision of this Lease, the provisions of this Section shall govern and control.

(i) Worker’s Compensation. Lessee shall, at its own cost and expense, throughout the full term of this Lease, procure and maintain in full force and effect appropriate Workers’ Compensation coverage or other employee injury and disability insurance as may be required under the laws of the State of West Virginia. Lessee shall provide Lessor with certificates of coverage from time to time to evidence that such insurance is in force.

(j) No Joint Venture. It is understood and agreed that the relationship of the parties to this Lease shall be that of Lessor and Lessee, and that the Lessor has no ownership or other direct interest in Lessee’s enterprise as that enterprise is or may be conducted using the Equipment. This Lease shall not be construed to create a joint venture or partnership between the parties, nor shall either party be deemed by reason of this Lease to be an agent or representative of the other party.

(k) Expenses. Lessee shall pay all of the reasonable costs and expenses incurred by Lessor in the negotiation, drafting and execution of this Lease and the related documents including, without limitation, attorneys fees and expenses.

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IN WITNESS WHEREOF, the parties hereto have each caused this Lease to be duly executed by their respective officers or other representatives thereunto duly authorized as of the date first above written.

WEST VIRGINIA ECONOMIC DEVELOPMENT
AUTHORITY,
Lessor

By:
David A. Warner
Executive Director

AMERICAN WOODMARK CORPORATION,
Lessee

By:
Glenn E. Eanes
Vice President and Treasurer

WMH:308934

AWC/Equipment Lease

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EXHIBIT A

to Lease

LEASE BALANCE PAYMENT SCHEDULE

Compound Period	Daily
Nominal Annual Rate	2.000%
Effective Annual Rate	2.020%
Periodic Rate	0.0055%
Daily Rate	0.00548%

	Event	Start Date	Amount	Number	Period	End Date
1	Loan	07/30/2004	10,000,000.00	1
2	Payment	09/01/2004	Interest Only	23	Monthly	07/01/2006
3	Payment	08/01/2006	55,183.07	216	Monthly	07/01/2024

AMORTIZATION SCHEDULE - Normal Amortization

#	Date	Payment	Interest	Principal	Balance
Loan	07/30/2004				10,000,000.00
1	09/01/2004	18,098.05	18,098.05	0.00	10,000,000.00
2	10/01/2004	16,451.42	16,451.42	0.00	10,000,000.00
3	11/01/2004	17,000.27	17,000.27	0.00	10,000,000.00
4	12/01/2004	16,451.42	16,451.42	0.00	10,000,000.00
2004	Totals	68,001.16	68,001.16	0.00

5	01/01/2005	17,000.27	17,000.27	0.00	10,000,000.00
6	02/01/2005	17,000.27	17,000.27	0.00	10,000,000.00
7	03/01/2005	15,353.82	15,353.82	0.00	10,000,000.00
8	04/01/2005	17,000.27	17,000.27	0.00	10,000,000.00
9	05/01/2005	16,451.42	16,451.42	0.00	10,000,000.00
10	06/01/2005	17,000.27	17,000.27	0.00	10,000,000.00
11	07/01/2005	16,451.42	16,451.42	0.00	10,000,000.00
12	08/01/2005	17,000.27	17,000.27	0.00	10,000,000.00
13	09/01/2005	17,000.27	17,000.27	0.00	10,000,000.00
14	10/01/2005	16,451.42	16,451.42	0.00	10,000,000.00
15	11/01/2005	17,000.27	17,000.27	0.00	10,000,000.00
16	12/01/2005	16,451.42	16,451.42	0.00	10,000,000.00
2005	Totals	200,161.39	200,161.39	0.00

17	01/01/2006	17,000.27	17,000.27	0.00	10,000,000.00
18	02/01/2006	17,000.27	17,000.27	0.00	10,000,000.00
19	03/01/2006	15,353.82	15,353.82	0.00	10,000,000.00

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20	04/01/2006	17,000.27	17,000.27	0.00	10,000,000.00
21	05/01/2006	16,451.42	16,451.42	0.00	10,000,000.00
22	06/01/2006	17,000.27	17,000.27	0.00	10,000,000.00
23	07/01/2006	16,451.42	16,451.42	0.00	10,000,000.00
24	08/01/2006	55,183.07	17,000.27	38,182.80	9,961,817.20
25	09/01/2006	55,183.07	16,935.36	38,247.71	9,923,569.49
26	10/01/2006	55,183.07	16,325.68	38,857.39	9,884,712.10
27	11/01/2006	55,183.07	16,804.28	38,378.79	9,846,333.31
28	12/01/2006	55,183.07	16,198.62	38,984.45	9,807,348.86
2006	Totals	392,173.09	199,521.95	192,651.14

29	01/01/2007	55,183.07	16,672.76	38,510.31	9,768,838.55
30	02/01/2007	55,183.07	16,607.29	38,575.78	9,730,262.77
31	03/01/2007	55,183.07	14,939.67	40,243.40	9,690,019.37
32	04/01/2007	55,183.07	16,473.29	38,709.78	9,651,309.59
33	05/01/2007	55,183.07	15,877.78	39,305.29	9,612,004.30
34	06/01/2007	55,183.07	16,340.67	38,842.40	9,573,161.90
35	07/01/2007	55,183.07	15,749.21	39,433.86	9,533,728.04
36	08/01/2007	55,183.07	16,207.60	38,975.47	9,494,752.57
37	09/01/2007	55,183.07	16,141.34	39,041.73	9,455,710.84
38	10/01/2007	55,183.07	15,555.99	39,627.08	9,416,083.76
39	11/01/2007	55,183.07	16,007.60	39,175.47	9,376,908.29
40	12/01/2007	55,183.07	15,426.35	39,756.72	9,337,151.57
2007	Totals	662,196.84	191,999.55	470,197.29

41	01/01/2008	55,183.07	15,873.41	39,309.66	9,297,841.91
42	02/01/2008	55,183.07	15,806.58	39,376.49	9,258,465.42
43	03/01/2008	55,183.07	14,723.37	40,459.70	9,218,005.72
44	04/01/2008	55,183.07	15,670.86	39,512.21	9,178,493.51
45	05/01/2008	55,183.07	15,099.93	40,083.14	9,138,410.37
46	06/01/2008	55,183.07	15,535.54	39,647.53	9,098,762.84
47	07/01/2008	55,183.07	14,968.76	40,214.31	9,058,548.53
48	08/01/2008	55,183.07	15,399.78	39,783.29	9,018,765.24
49	09/01/2008	55,183.07	15,332.14	39,850.93	8,978,914.31
50	10/01/2008	55,183.07	14,771.59	40,411.48	8,938,502.83
51	11/01/2008	55,183.07	15,195.70	39,987.37	8,898,515.46
52	12/01/2008	55,183.07	14,639.32	40,543.75	8,857,971.71
2008	Totals	662,196.84	183,016.98	479,179.86

53	01/01/2009	55,183.07	15,058.79	40,124.28	8,817,847.43
54	02/01/2009	55,183.07	14,990.58	40,192.49	8,777,654.94
55	03/01/2009	55,183.07	13,477.05	41,706.02	8,735,948.92
56	04/01/2009	55,183.07	14,851.35	40,331.72	8,695,617.20
57	05/01/2009	55,183.07	14,305.53	40,877.54	8,654,739.66
58	06/01/2009	55,183.07	14,713.29	40,469.78	8,614,269.88
59	07/01/2009	55,183.07	14,171.70	41,011.37	8,573,258.51

2

60	08/01/2009	55,183.07	14,574.77	40,608.30	8,532,650.21
61	09/01/2009	55,183.07	14,505.74	40,677.33	8,491,972.88
62	10/01/2009	55,183.07	13,970.50	41,212.57	8,450,760.31
63	11/01/2009	55,183.07	14,366.52	40,816.55	8,409,943.76
64	12/01/2009	55,183.07	13,835.55	41,347.52	8,368,596.24
2009	Totals	662,196.84	172,821.37	489,375.47

65	01/01/2010	55,183.07	14,226.84	40,956.23	8,327,640.01
66	02/01/2010	55,183.07	14,157.21	41,025.86	8,286,614.15
67	03/01/2010	55,183.07	12,723.12	42,459.95	8,244,154.20
68	04/01/2010	55,183.07	14,015.28	41,167.79	8,202,986.41
69	05/01/2010	55,183.07	13,495.08	41,687.99	8,161,298.42
70	06/01/2010	55,183.07	13,874.43	41,308.64	8,119,989.78
71	07/01/2010	55,183.07	13,358.54	41,824.53	8,078,165.25
72	08/01/2010	55,183.07	13,733.10	41,449.97	8,036,715.28
73	09/01/2010	55,183.07	13,662.63	41,520.44	7,995,194.84
74	10/01/2010	55,183.07	13,153.23	42,029.84	7,953,165.00
75	11/01/2010	55,183.07	13,520.60	41,662.47	7,911,502.53
76	12/01/2010	55,183.07	13,015.55	42,167.52	7,869,335.01
2010	Totals	662,196.84	162,935.61	499,261.23

77	01/01/2011	55,183.07	13,378.08	41,804.99	7,827,530.02
78	02/01/2011	55,183.07	13,307.01	41,876.06	7,785,653.96
79	03/01/2011	55,183.07	11,953.95	43,229.12	7,742,424.84
80	04/01/2011	55,183.07	13,162.33	42,020.74	7,700,404.10
81	05/01/2011	55,183.07	12,668.26	42,514.81	7,657,889.29
82	06/01/2011	55,183.07	13,018.62	42,164.45	7,615,724.84
83	07/01/2011	55,183.07	12,528.95	42,654.12	7,573,070.72
84	08/01/2011	55,183.07	12,874.42	42,308.65	7,530,762.07
85	09/01/2011	55,183.07	12,802.50	42,380.57	7,488,381.50
86	10/01/2011	55,183.07	12,319.45	42,863.62	7,445,517.88
87	11/01/2011	55,183.07	12,657.58	42,525.49	7,402,992.39
88	12/01/2011	55,183.07	12,178.98	43,004.09	7,359,988.30
2011	Totals	662,196.84	152,850.13	509,346.71

89	01/01/2012	55,183.07	12,512.18	42,670.89	7,317,317.41
90	02/01/2012	55,183.07	12,439.64	42,743.43	7,274,573.98
91	03/01/2012	55,183.07	11,568.47	43,614.60	7,230,959.38
92	04/01/2012	55,183.07	12,292.83	42,890.24	7,188,069.14
93	05/01/2012	55,183.07	11,825.40	43,357.67	7,144,711.47
94	06/01/2012	55,183.07	12,146.20	43,036.87	7,101,674.60
95	07/01/2012	55,183.07	11,683.27	43,499.80	7,058,174.80
96	08/01/2012	55,183.07	11,999.09	43,183.98	7,014,990.82
97	09/01/2012	55,183.07	11,925.67	43,257.40	6,971,733.42
98	10/01/2012	55,183.07	11,469.49	43,713.58	6,928,019.84
99	11/01/2012	55,183.07	11,777.82	43,405.25	6,884,614.59

3

100	12/01/2012	55,183.07	11,326.17	43,856.90	6,840,757.69
2012	Totals	662,196.84	142,966.23	519,230.61

101	01/01/2013	55,183.07	11,629.47	43,553.60	6,797,204.09
102	02/01/2013	55,183.07	11,555.43	43,627.64	6,753,576.45
103	03/01/2013	55,183.07	10,369.32	44,813.75	6,708,762.70
104	04/01/2013	55,183.07	11,405.08	43,777.99	6,664,984.71
105	05/01/2013	55,183.07	10,964.85	44,218.22	6,620,766.49
106	06/01/2013	55,183.07	11,255.48	43,927.59	6,576,838.90
107	07/01/2013	55,183.07	10,819.84	44,363.23	6,532,475.67
108	08/01/2013	55,183.07	11,105.39	44,077.68	6,488,397.99
109	09/01/2013	55,183.07	11,030.45	44,152.62	6,444,245.37
110	10/01/2013	55,183.07	10,601.70	44,581.37	6,399,664.00
111	11/01/2013	55,183.07	10,879.60	44,303.47	6,355,360.53
112	12/01/2013	55,183.07	10,455.47	44,727.60	6,310,632.93
2013	Totals	662,196.84	132,072.08	530,124.76

113	01/01/2014	55,183.07	10,728.25	44,454.82	6,266,178.11
114	02/01/2014	55,183.07	10,652.67	44,530.40	6,221,647.71
115	03/01/2014	55,183.07	9,552.61	45,630.46	6,176,017.25
116	04/01/2014	55,183.07	10,499.40	44,683.67	6,131,333.58
117	05/01/2014	55,183.07	10,086.92	45,096.15	6,086,237.43
118	06/01/2014	55,183.07	10,346.77	44,836.30	6,041,401.13
119	07/01/2014	55,183.07	9,938.96	45,244.11	5,996,157.02
120	08/01/2014	55,183.07	10,193.63	44,989.44	5,951,167.58
121	09/01/2014	55,183.07	10,117.15	45,065.92	5,906,101.66
122	10/01/2014	55,183.07	9,716.38	45,466.69	5,860,634.97
123	11/01/2014	55,183.07	9,963.24	45,219.83	5,815,415.14
124	12/01/2014	55,183.07	9,567.19	45,615.88	5,769,799.26
2014	Totals	662,196.84	121,363.17	540,833.67

125	01/01/2015	55,183.07	9,808.81	45,374.26	5,724,425.00
126	02/01/2015	55,183.07	9,731.68	45,451.39	5,678,973.61
127	03/01/2015	55,183.07	8,719.39	46,463.68	5,632,509.93
128	04/01/2015	55,183.07	9,575.42	45,607.65	5,586,902.28
129	05/01/2015	55,183.07	9,191.25	45,991.82	5,540,910.46
130	06/01/2015	55,183.07	9,419.70	45,763.37	5,495,147.09
131	07/01/2015	55,183.07	9,040.30	46,142.77	5,449,004.32
132	08/01/2015	55,183.07	9,263.45	45,919.62	5,403,084.70
133	09/01/2015	55,183.07	9,185.39	45,997.68	5,357,087.02
134	10/01/2015	55,183.07	8,813.17	46,369.90	5,310,717.12
135	11/01/2015	55,183.07	9,028.36	46,154.71	5,264,562.41
136	12/01/2015	55,183.07	8,660.95	46,522.12	5,218,040.29
2015	Totals	662,196.84	110,437.87	551,758.97

137	01/01/2016	55,183.07	8,870.81	46,312.26	5,171,728.03

4

138	02/01/2016	55,183.07	8,792.08	46,390.99	5,125,337.04
139	03/01/2016	55,183.07	8,150.62	47,032.45	5,078,304.59
140	04/01/2016	55,183.07	8,633.25	46,549.82	5,031,754.77
141	05/01/2016	55,183.07	8,277.95	46,905.12	4,984,849.65
142	06/01/2016	55,183.07	8,474.38	46,708.69	4,938,140.96
143	07/01/2016	55,183.07	8,123.94	47,059.13	4,891,081.83
144	08/01/2016	55,183.07	8,314.97	46,868.10	4,844,213.73
145	09/01/2016	55,183.07	8,235.29	46,947.78	4,797,265.95
146	10/01/2016	55,183.07	7,892.19	47,290.88	4,749,975.07
147	11/01/2016	55,183.07	8,075.09	47,107.98	4,702,867.09
148	12/01/2016	55,183.07	7,736.89	47,446.18	4,655,420.91
2016	Totals	662,196.84	99,577.46	562,619.38

149	01/01/2017	55,183.07	7,914.34	47,268.73	4,608,152.18
150	02/01/2017	55,183.07	7,833.98	47,349.09	4,560,803.09
151	03/01/2017	55,183.07	7,002.58	48,180.49	4,512,622.60
152	04/01/2017	55,183.07	7,671.58	47,511.49	4,465,111.11
153	05/01/2017	55,183.07	7,345.74	47,837.33	4,417,273.78
154	06/01/2017	55,183.07	7,509.48	47,673.59	4,369,600.19
155	07/01/2017	55,183.07	7,188.61	47,994.46	4,321,605.73
156	08/01/2017	55,183.07	7,346.85	47,836.22	4,273,769.51
157	09/01/2017	55,183.07	7,265.52	47,917.55	4,225,851.96
158	10/01/2017	55,183.07	6,952.13	48,230.94	4,177,621.02
159	11/01/2017	55,183.07	7,102.07	48,081.00	4,129,540.02
160	12/01/2017	55,183.07	6,793.68	48,389.39	4,081,150.63
2017	Totals	662,196.84	87,926.56	574,270.28

161	01/01/2018	55,183.07	6,938.07	48,245.00	4,032,905.63
162	02/01/2018	55,183.07	6,856.05	48,327.02	3,984,578.61
163	03/01/2018	55,183.07	6,117.85	49,065.22	3,935,513.39
164	04/01/2018	55,183.07	6,690.48	48,492.59	3,887,020.80
165	05/01/2018	55,183.07	6,394.70	48,788.37	3,838,232.43
166	06/01/2018	55,183.07	6,525.10	48,657.97	3,789,574.46
167	07/01/2018	55,183.07	6,234.39	48,948.68	3,740,625.78
168	08/01/2018	55,183.07	6,359.16	48,823.91	3,691,801.87
169	09/01/2018	55,183.07	6,276.16	48,906.91	3,642,894.96
170	10/01/2018	55,183.07	5,993.08	49,189.99	3,593,704.97
171	11/01/2018	55,183.07	6,109.40	49,073.67	3,544,631.30
172	12/01/2018	55,183.07	5,831.42	49,351.65	3,495,279.65
2018	Totals	662,196.84	76,325.86	585,870.98

173	01/01/2019	55,183.07	5,942.07	49,241.00	3,446,038.65
174	02/01/2019	55,183.07	5,858.36	49,324.71	3,396,713.94
175	03/01/2019	55,183.07	5,215.25	49,967.82	3,346,746.12
176	04/01/2019	55,183.07	5,689.56	49,493.51	3,297,252.61
177	05/01/2019	55,183.07	5,424.45	49,758.62	3,247,493.99

5

178	06/01/2019	55,183.07	5,520.83	49,662.24	3,197,831.75
179	07/01/2019	55,183.07	5,260.89	49,922.18	3,147,909.57
180	08/01/2019	55,183.07	5,351.53	49,831.54	3,098,078.03
181	09/01/2019	55,183.07	5,266.82	49,916.25	3,048,161.78
182	10/01/2019	55,183.07	5,014.66	50,168.41	2,997,993.37
183	11/01/2019	55,183.07	5,096.67	50,086.40	2,947,906.97
184	12/01/2019	55,183.07	4,849.73	50,333.34	2,897,573.63
2019	Totals	662,196.84	64,490.82	597,706.02

185	01/01/2020	55,183.07	4,925.95	50,257.12	2,847,316.51
186	02/01/2020	55,183.07	4,840.51	50,342.56	2,796,973.95
187	03/01/2020	55,183.07	4,447.92	50,735.15	2,746,238.80
188	04/01/2020	55,183.07	4,668.68	50,514.39	2,695,724.41
189	05/01/2020	55,183.07	4,434.85	50,748.22	2,644,976.19
190	06/01/2020	55,183.07	4,496.53	50,686.54	2,594,289.65
191	07/01/2020	55,183.07	4,267.98	50,915.09	2,543,374.56
192	08/01/2020	55,183.07	4,323.81	50,859.26	2,492,515.30
193	09/01/2020	55,183.07	4,237.34	50,945.73	2,441,569.57
194	10/01/2020	55,183.07	4,016.73	51,166.34	2,390,403.23
195	11/01/2020	55,183.07	4,063.75	51,119.32	2,339,283.91
196	12/01/2020	55,183.07	3,848.46	51,334.61	2,287,949.30
2020	Totals	662,196.84	52,572.51	609,624.33

197	01/01/2021	55,183.07	3,889.58	51,293.49	2,236,655.81
198	02/01/2021	55,183.07	3,802.38	51,380.69	2,185,275.12
199	03/01/2021	55,183.07	3,355.23	51,827.84	2,133,447.28
200	04/01/2021	55,183.07	3,626.92	51,556.15	2,081,891.13
201	05/01/2021	55,183.07	3,425.01	51,758.06	2,030,133.07
202	06/01/2021	55,183.07	3,451.28	51,731.79	1,978,401.28
203	07/01/2021	55,183.07	3,254.75	51,928.32	1,926,472.96
204	08/01/2021	55,183.07	3,275.06	51,908.01	1,874,564.95
205	09/01/2021	55,183.07	3,186.81	51,996.26	1,822,568.69
206	10/01/2021	55,183.07	2,998.38	52,184.69	1,770,384.00
207	11/01/2021	55,183.07	3,009.70	52,173.37	1,718,210.63
208	12/01/2021	55,183.07	2,826.70	52,356.37	1,665,854.26
2021	Totals	662,196.84	40,101.80	622,095.04

209	01/01/2022	55,183.07	2,832.00	52,351.07	1,613,503.19
210	02/01/2022	55,183.07	2,743.00	52,440.07	1,561,063.12
211	03/01/2022	55,183.07	2,396.83	52,786.24	1,508,276.88
212	04/01/2022	55,183.07	2,564.11	52,618.96	1,455,657.92
213	05/01/2022	55,183.07	2,394.76	52,788.31	1,402,869.61
214	06/01/2022	55,183.07	2,384.92	52,798.15	1,350,071.46
215	07/01/2022	55,183.07	2,221.06	52,962.01	1,297,109.45
216	08/01/2022	55,183.07	2,205.12	52,977.95	1,244,131.50
217	09/01/2022	55,183.07	2,115.06	53,068.01	1,191,063.49

6

218	10/01/2022	55,183.07	1,959.47	53,223.60	1,137,839.89
219	11/01/2022	55,183.07	1,934.36	53,248.71	1,084,591.18
220	12/01/2022	55,183.07	1,784.31	53,398.76	1,031,192.42
2022	Totals	662,196.84	27,535.00	634,661.84

221	01/01/2023	55,183.07	1,753.05	53,430.02	977,762.40
222	02/01/2023	55,183.07	1,662.22	53,520.85	924,241.55
223	03/01/2023	55,183.07	1,419.06	53,764.01	870,477.54
224	04/01/2023	55,183.07	1,479.84	53,703.23	816,774.31
225	05/01/2023	55,183.07	1,343.71	53,839.36	762,934.95
226	06/01/2023	55,183.07	1,297.01	53,886.06	709,048.89
227	07/01/2023	55,183.07	1,166.49	54,016.58	655,032.31
228	08/01/2023	55,183.07	1,113.57	54,069.50	600,962.81
229	09/01/2023	55,183.07	1,021.65	54,161.42	546,801.39
230	10/01/2023	55,183.07	899.57	54,283.50	492,517.89
231	11/01/2023	55,183.07	837.29	54,345.78	438,172.11
232	12/01/2023	55,183.07	720.86	54,462.21	383,709.90
2023	Totals	662,196.84	14,714.32	647,482.52

233	01/01/2024	55,183.07	652.32	54,530.75	329,179.15
234	02/01/2024	55,183.07	559.61	54,623.46	274,555.69
235	03/01/2024	55,183.07	436.62	54,746.45	219,809.24
236	04/01/2024	55,183.07	373.68	54,809.39	164,999.85
237	05/01/2024	55,183.07	271.45	54,911.62	110,088.23
238	06/01/2024	55,183.07	187.15	54,995.92	55,092.31
239	07/01/2024	55,183.07	90.76	55,092.31	0.00
2024	Totals	386,281.49	2,571.59	383,709.90

Grand Totals		12,303,963.41	2,303,963.41	10,000,000.00

7

EXHIBIT B

to Lease

LIST OF EQUIPMENT

VENDOR	TYPE OF EQUIPMENT	PO#	PO AMOUNT	EQUIPMENT ARRIVAL DATE	AMOUNT DUE UPON ARRIVAL	INVOICE ATTACHED	CHECK ATTACHED	PACKING SLIP ATTACHED
3K Machinery	Frame Press	658161	$6,500.00	05/18/04	$4,550.00			YES
3K Machinery	Frame Press	666886	$6,500.00	05/18/04	$4,800.00
3K Machinery	Air Filter	704716	$27,250.00	06/28/04	$22,250.00

Alley-Cassetty Companies	Yard Tractor	679260	$56,401.00	05/20/04	$56,401.00	YES	YES	YES

Alliance Material Handling	Production Fork Lifts/Batteries/Chargers	697650	$69,598.58	06/25/04	$69,598.58
Alliance Material Handling	Mitsubishi 8000 lb Lift	698082	$27,930.32	06/28/04	$27,930.32
Alliance Material Handling	Scissors Lift	701482	$13,276.23	06/28/04	$13,276.23
Alliance Material Handling	Lift-Master Telescopic Jib Crane	708498	$609.30	06/14/04	$609.30

American Moistening	Humidification System	693065	$160,325.00	06/28/04	$95,040.00

Converyor Handling	Molder Infeed Conveyor System	641955	$20,550.00	05/05/04	$20,550.00
Converyor Handling	DET Downstacker Outfeed Conveyor System	643129	$20,400.00	03/09/04	$20,400.00
Converyor Handling	Insert Panel Feeder Infeed Conveyor System	643130	$18,725.00	05/05/04	$18,725.00
Converyor Handling	Door Assembly Stacker Conveyor System	659978	$32,700.00	05/05/04	$32,700.00
Converyor Handling	Molder Infeed Conveyor System	678269	$81,600.00	06/14/04	$65,280.00
Converyor Handling	DET Downstacker Conveyor System	678276	$40,200.00	06/14/04	$32,160.00
Converyor Handling	Door Panel Feeder Infeed Conveyor System	678278	$18,950.00	06/23/04	$15,160.00
Converyor Handling	Hz/Vt Queue Conveyors	678279	$57,755.00	06/14/04	$46,204.00
Converyor Handling	Door Line Queue Conveyor System	678282	$120,000.00	06/08/04	$96,000.00
Converyor Handling	Door Line Outfeed Conveyor System	678287	$19,500.00	06/08/04	$15,600.00
Converyor Handling	Uprights/Beams/Wire Decks/Lags	679116	$74,166.00	06/08/04	$78,202.00
Converyor Handling	Transfer Carts & Turntable	693069	$31,500.00	06/25/04	$25,200.00
Converyor Handling	Door Line System Drag Chain Transfer Conveyor	693532	$38,750.00	06/25/04	$31,000.00
Converyor Handling	Panel Saw Area Conveyor Lift Table/Carts	693535	$11,760.00	06/29/04	$9,408.00
Converyor Handling	Transfer Cart	693555	$2,975.00	06/30/04	$2,380.00
Converyor Handling	Powered Hytrol Transfer Cart	694643	$28,000.00	06/30/04	$22,400.00
Converyor Handling	Gravity Conveyor w/Angle End Stops	697434	$9,450.00	06/08/04	$7,560.00
Converyor Handling	Door Line Queue Conveyor System	697440	$58,000.00	06/18/04	$46,400.00
Converyor Handling	Frame Flow Racking System	699560	$52,614.00	06/25/04	$42,091.20
Converyor Handling	Frame Machine Infeed/Outfeed Conveyor System	702564	$176,000.00		$140,800.00
Converyor Handling	Frame Machine Infeed/Outfeed Conveyor System	702570	$73,000.00		$58,400.00
Converyor Handling	Frame Assembly Conveyor System/Carts	710461	$54,000.00		$10,800.00

Costa & Grissom Machinery	Costa Cross Grain Three Head Sander	650309	$185,000.00	05/19/04	$46,250.00	YES	YES	YES
Costa & Grissom Machinery	Costa Brush Sanding Machine	654214	$105,000.00	05/19/04	$26,250.00	YES	YES	YES

Creative Automation	Molder to DET Transfer	632713	$688,500.00	06/25/04	$172,125.00
Creative Automation	Molder Feeder System	632714	$494,900.00	06/25/04	$123,725.00

Cresswood - Div of Dunrite	Wood Grinder	686992	$57,540.00	06/25/04	$28,770.00

Danckaert Woodworking	DET Cope Machine	636916	$280,099.00	06/18/04	$70,025.00
Danckaert Woodworking	DET Cope Machine	636917	$280,099.00	06/18/04	$70,025.00
Danckaert Woodworking	Celaschi Trim Machine	636918	$109,180.00	06/18/04	$27,295.00
Danckaert Woodworking	DET Face Frame Machine	636921	$145,490.00	06/18/04	$36,372.00

Document Solutions	Minolta Copier	687003	$17,300.00	05/11/04	$18,338.00

Flamex, Inc.	Flamex Spark Detection	704064	$59,920.00	06/09/04	$59,920.00

Foust Metal Works	Dust Collection	676144	$677,000.00	06/30/04	$101,550.00
Foust Metal Works	Exhaust Fans	679121	$63,400.00	05/20/04	$47,550.00
Foust Metal Works	Silo Unloader Dust Relay	706633	$25,600.00	06/25/04	$19,200.00

Gulf Express, Inc.	Electric Golf Cars - Maintenance Travel	701475	$8,800.00	05/27/04	$9,328.00
Gulf Express, Inc.	Non-Marking Tires for Electric Golf Cars	708966	$1,080.00	06/10/04	$1,216.00

Hermance & Strouse, Inc.	Dust Table w/Pulse Filter	695927	$14,700.00	06/28/04	$14,700.00

Hurst Boiler & Welding	Wood Waste Boiler & Natural Gas/Oil Boiler	674316	$649,320.00	06/21/04	$292,194.00

Ingersoll-Rand Company	Compressed Air System - Dryers/Compressors	697443	$185,231.00	05/14/04	$90,006.55

Inopak, Inc.	Automatic Cobra Stretch Wrap System	683397	$42,750.00	06/25/04	$21,375.00

Koch	Koch Trim End Bore & Dowel Machine	634073	$1,689,304.00	05/06/04	$506,791.20	YES
Koch	Automation for 5 Dowel & Style Machines	642024	$1,028,000.00	05/06/04	$308,400.00	YES	YES
Koch	Additional Equipment for Koch Drilling Parts	655377	$98,500.00	05/06/04	$24,625.00	YES
Koch	Safety Controls for Automated Machines	687081	$46,500.00	05/06/04	$11,625.00	YES

Kropp Equipment	Telescope Man Lift	695931	$13,650.00	05/26/04	$13,650.00

Mineral Fab	Frame Assembly Tables	659535	$8,250.00	05/18/04	$2,062.50
Mineral Fab	Roller Dollys	687492	$7,140.00	05/04/04	$7,140.00
Mineral Fab	Shop Tables	703591	$2,400.00	05/03/04	$2,400.00
Mineral Fab	Glue Boxes for Frame Assembly Table	707933	$1,050.00	06/23/04	$1,050.00

Orbis Corporation	Door Tote Boxes	681962	$350.00	04/28/04	$350.00
Orbis Corporation	Four Drop Door Tote Box - Molder Box	710124	$25,760.00	06/28/04	$25,760.00

Pattern Systems Int’l, Inc.	Panel Saw Software	707946	$5,820.00	05/28/04	$5,820.00

Petersburg Fire Extinguisher	Fire Extinguishers	703595	$9,034.65	05/25/04	$9,034.65

Pruitt Machinery	Molders	681014	$234,000.00	05/19/04	$93,600.00	YES	YES	YES

Schelling America	Panel Saw	663319	$99,500.00	05/21/04	$64,675.00	YES		YES

Shenandoah Engineering	Robots	655355	$569,700.00	06/01/04	$33,540.00
Shenandoah Engineering	Robots	655358	$253,300.00	06/01/04	$9,645.00
Shenandoah Engineering	Robot Change	694025	$1,105.00	06/25/04	$1,105.00
Shenandoah Engineering	Change of Conveyor	694027	$5,990.00	06/18/04	$5,990.00
Shenandoah Engineering	Change to Infeed Conveyors to Door Assembly Cell	710610	$22,000.00	06/11/04	$22,000.00

Sollenbergers Silos Corp	Dust Storage Poured Concrete Silo	680114	$120,152.00		$16,652.00

Systech Handling	Panel Feeding System for Door Assembly	631434	$126,695.00	06/28/04	$12,547.00
Systech Handling	Panel Feeding System for Door Assembly	631440	$126,695.00	06/11/04	$12,547.00
Systech Handling	Automatic Door Assembly Machine	631441	$313,750.00	06/11/04	$31,375.00
Systech Handling	Automatic Door Assembly Machine	631445	$313,750.00	06/28/04	$31,375.00
Systech Handling	Controls for Conveyor Infeed System	697469	$5,950.00	06/16/04	$5,950.00
Systech Handling	Controls for Conveyor Infeed System	708667	$5,950.00	06/16/04	$5,950.00
Systech Handling	Tooling Change for Pin Nailer	708969	$2,700.00	06/14/04	$2,700.00

Timesavers	Timesaver Sanders	648117	$793,935.00	06/11/04	$198,483.00
Timesavers	Change to 4 Head Sander	655450	$9,500.00	06/11/04	$9,500.00

Tri-Enda Corporation	Tri-enda Slave Pallet	713053	$14,645.00	06/28/04	$14,645.00

Trumbo Electric Inc.	Motor Control Center/Dust Collection Control Panel	708499	$34,950.00	06/25/04	$34,950.00

Water Works Water Treatment	Water Solftener System	706643	$38,000.00	06/30/04	$38,000.00

Waytek, Inc.	Scanning Equipment	699558	$22,229.45	05/14/04	$22,249.45

Winchester Equipment	Toyota Electric Fork Lifts/Batteries/Chargers	673959	$100,496.00	06/25/04	$100,496.00

			$11,650,645.53		$4,094,772.98

8

EXHIBIT C

to Lease

DESCRIPTION OF LAND

DESCRIPTION OF SURVEY

for

HARDY COUNTY DEVELOPMENT AUTHORITY

of a

PROPOSED LAND PARTITION

and

PROPOSED ROAD RIGHT-OF-WAY

MOOREFIELD DISTRICT, HARDY COUNTY, WV

TAX MAP 285 P/O PARCEL

1 DEED BOOK 221 PAGE 555

A CERTAIN TRACT OR PARCEL OF LAND SITUATE ON THE WATERS OF FORT RUN, NEAR WEST VIRGINIA ROUTE 55, MOOREFIELD DISTRICT, HARDY COUNTY, WEST VIRGINIA BEING MORE PARTICULARLY BOUNDED AND DESC.RIBED AS FOLLOWS:

AMERICAN WOODMARK PARCEL:

Beginning at a fence post in concrete found at a common comer of Hardy County Development Authority, Lot #2 of the Robert C. Byrd Industrial Park (Tax Map 285 Parcel l, Deed Book 221 Page 555) and Patti B. Michael (Tax Map 285 Parcel 95 Will Book 25 Page 272) and other lands of said Hardy County Development Authority;

Thence, leaving said Lot #2 and with said Michael, North 52 degrees 40 minutes 09 seconds West, a distance of 1,431.38 feet to a ½” iron rebar found at a common comer of said Michael and Betty Branson (Tax Map 284A Parcel 8, Deed Book 158 Page 602);

Thence, leaving said Michael and partially with said Branson and Donald and Carol Smith (Tax Map 284A Parcel 7.1, Deed Book 185 Page 326), Bill and Stacy Newhouse (Tax Map 284A Parcel 7, Deed Book 276 Page 34), and Tamra Whipp (Tax Map 284A Parcel 6.1, Deed Book 211 Page 629), North 52 degrees 19 minutes 12 seconds West, a distance of 503.95 feet to a ¾” iron rebar set at a common comer of Fort Pleasant Farms, Inc. (Tax Map 264 Parcel 12, Deed Book 261 Page 247), which bears, South 52 degrees 19 minutes 12 seconds East, a distance of 147.58 feet from a 1/2” iron rebar (bent) found at a common comer of said Whipp;

Thence, leaving said Whipp and with said Fort Pleasant Farm, Inc., North 35 degrees 08 minutes 19 seconds East, a distance of 839.36 feet to a ¾” iron rebar set on the proposed southerly controlled access right of way line of U.S. Route 33 (Corridor “H”) at a distance of 224.00 feet right of and perpendicular to centerline station 1761 +56.70;

Thence, leaving said Fort Pleasant Farm, Inc. and with said proposed southerly controlled access right of way line for two (2) lines, South 76 degrees 25 minutes 47 seconds East, a distance of 592.16 feet to a ¾” iron rebar set at a distance of 177.00 feet right of and perpendicular to centerline station 1767+47; .

9

Thence, South 83 degrees 22 minutes 13 seconds East, a distance of 396.94 feet to a  3/4” iron rebar set at a distance of 98.00 feet right of and perpendicular to centerline station 1771 +36;

Thence, leaving said proposed southerly controlled access right of way line and with a proposed right of way line of said U.S. Route 33 (Corridor “H”) for four (4) lines, South 01 degrees 17 minutes 18 seconds East, a distance of 150.55 feet to a  3/4” iron rebar set at a distance 240.00 feet right of and perpendicular to centerline station 1771+86;

Thence, South 68 degrees 49 minutes 12 seconds East, a distance of 261.38 feet to a  3/4” iron rebar set at a distance of 254.00 feet right of and perpendicular to centerline station 1774+47;

Thence, South 38 degrees 22 minutes 21 seconds East, a distance of 92.36 feet to a  3/4” iron rebar set at a distance of 305.00 feet right of and perpendicular to centerline station 1775+24;

Thence, North 53 degrees 09 minutes 32 seconds East, a distance of 81.84 feet to a  3/4” iron rebar set at a distance of 238.00 feet right of and perpendicular to centerline station 1775+71;

Thence, leaving said proposed southerly right of way line and through the lands of said Hardy County Development Authority for six (6) lines, South 06 degrees 04 minutes 19 seconds East, a distance of 583.23 feet to a  3/4” iron rebar set;

Thence, South 75 degrees 43 minutes 41 seconds East, distance of 146.14 feet to a  3/4” iron rebar set;

Thence, South 16 degrees 56 minutes 26 seconds East, a distance of 432.06 feet to a  3/4” iron rebar set a corner common to said Hardy County Development Authority Lot #11-A and a point on the easterly right-of-way line of Hardy County Route 55/11, which bears, South 41 degrees 07 minutes 43 seconds West, a distance of 246.60 feet from a  3/4” iron rebar found, a corner common to said Lot #11-A and Lot #11-B of said Robert C. Byrd Industrial Park;

Thence, leaving said Lot #11-A and with said right-of-way for three (3) lines, South 41 degrees 07 minutes 38 seconds West, a distance of 70,18 feet to a point;

Thence, South 64 degrees 28 minutes 06 seconds West, a distance of 45 .56 feet to a point;

Thence, South 25 degrees 31 minutes 54 seconds East, a distance of 19.66 feet to a point;

Thence, leaving said right-of way and said Hardy County Development Authority Lot #2, South 41 degrees 07 minutes 38 seconds West, a distance of 22.08 feet passing a point on the westerly line of said right-of-way, a total distance of 384.82 feet to the PLACE OF BEGINNING, containing 46.64 acres, less 6.64 acres of road right-of-way, leaving a net acreage of 40.00 acres MORE OR LESS, as shown on a plat attached hereto and made apart of this description.

10

PROPOSED ROAD OF RIGHT-OF-WAY

Beginning at a 3/4” iron rebar set on the lands of Hardy County Development Authority, which bears, South 80 degrees 41 minutes 53 seconds West, a distance of 575.60 feet from a  3/4” iron rebar found, a corner common to said Lot #11-B and Lot #11-C of the said Robert “C. Byrd Industrial Park;

Thence, through said Hardy County Development Authority lands, South 16 degrees 56 minutes 26 seconds East, a distance of 432.06 feet to a 3/4” iron rebar set a. comer common to said Lot #11-A and a point on the easterly right-of-way line of Hardy County Route 55/11;

Thence, leaving said Lot #11-A and with said right-of-way for four (4) lines, South 41 degrees 07 minutes 38 seconds West, a distance of 70.18 feet to a point;

Thence, South 64 degrees 28 minutes 06 seconds West, a distance of 45.56 feet to a point;

Thence, South 25 degrees 31 minutes 54 seconds East, a distance of 19.66 feet to a point;

Thence, South 41, degrees 07 minutes 38 seconds West, a distance of 22.08 feet to a point a corner common to said Lot #11-A and a point on the easterly line of said right-of-way;

Thence, leaving said right-of-way and through said Hardy County Development Authority for thirty one (31) lines, North 35 degrees 28 minutes 46 seconds West, a distance of 48.35 feet to a point;

Thence, South 53 degrees 27 minutes 48 seconds West, a distance of 170.75 feet to a point;

Thence, South 70 degrees 03 minutes 52 seconds West, a distance of 118.29 feet to a point;

Thence, North 87 degrees 32 minutes 19 seconds West, a distance of 59.84 feet to a point;

Thence, North 66 degrees 10 minutes 15 seconds West, a distance of 117.95 feet to a point;

Thence, North 52 degrees 56 minutes 10 seconds West, a distance 9f 1,000.00 feet to a point;

Thence, North 48 degrees 21 minutes 32 seconds West, a distance of 110.42 feet to a point;

Thence, North 23 degrees 02 minutes 16 seconds West, a distance of 118.75 feet to a point;

Thence, North 05 degrees 36 minutes 37 seconds East, a distance of 118.7S feet to a point;

Thence, North 37 degrees 55 minutes 02 seconds East, a distance of 160.93 feet to a point;

11

Thence, North 37 degrees OS minutes 28 seconds East, a distance of 242.57 feet to a point;

Thence, North 88 degrees 21 minutes 50 seconds East, a distance of 467.41 feet to a point;

Thence, South 52 degrees 43 minutes 1.5 seconds East, a distance of645:48 feet to, a point;

Thence, South 22 degrees 15 minutes 05 seconds East, a distance of223.09 feet to a point;

Thence, South 13 degrees 43 minutes 02 seconds East, a distance of 69.28 feet 10 a reference line;

Thence, with said reference line, South 22 degrees 54 minutes 48 seconds West, a distance of 131.18 feet to a point;

Thence, South 08 degrees 46 minutes 36 seconds East, a distance of 1.85.27 feet to a point;

Thence, South 37 degrees 28 minutes 00 seconds West, a distance of 259.32 feet to a point;

Thence, South 57 degrees 55 minutes 28 seconds West, a distance of 81.52 feet to a point;

Thence, North 73 degrees 07 minutes 50 seconds West, a distance of 125.14 feet to a point;

Thence, North 52 degrees 56 minutes 10 seconds West, a distance of 1,000.00 feet to a point;

Thence, North 49 degrees 01 minutes 27 seconds West, a distance of 91.49 feet to a point;

Thence, North 23 degrees 02 minutes 16 seconds West, a distance of 84.12 feet to a point;

Thence, North 05 degrees 36 minutes 37 seconds East, a distance of 84.12 feet to a point;

Thence, North 34 degrees 00 minutes 14 seconds East, a distance of 140.46 feet to a point;

Thence, North 52 degrees 54 minutes 32 seconds West, a distance of 14.00 feet to a. point;

Thence, North 49 degrees 53 minutes 54 seconds East, a distance of 255.72 feet to a point;

Thence, South 89 degrees 57 minutes 56 seconds East, a distance of 328.50 feet to a point;

Thence, South 78 degrees 34 minutes 02 seconds East, a distance of 55.10 feet to a point;

Thence, South 53 degrees 30 minutes 42 seconds East, a distance of 564.23 feet to a point;

Thence, South 27 degrees 07 minutes 55 seconds East, a distance of 92.70 feet to a point;

12

Thence, South 13 degrees 23 minutes 18 seconds East, a distance of 296.45 feet to a point, the said reference June;

Thence, with said reference line, North 22 degrees 54 minutes 48 seconds East, a distance of 131.18 feet to the PLACE OF BEGINNING, containing 6.64 acres, MORE OR LESS, as shown on a plat attached hereto and made a part of this description.

The above described tract or parcel being a part of the same lands conveyed to Hardy County Development Authority as recorded in the Office of the Clerk, Hardy County, West Virginia, in Deed Book 221 at Page 555.

Revised July 2004